Exhibit 99.1

INFORMATION STATEMENT

RELATING TO

MORGAN GROUP HOLDING CO.

FOLLOWING THE ACQUISITION OF

G.RESEARCH, LLC

This information statement is being furnished as a result of the acquisition of G.research, LLC (“G.research”) by Morgan Group Holding Co. (the “Company”).  The acquisition was effected by a merger pursuant to that certain agreement and plan of merger, dated as of October 31, 2019 (the “Merger Agreement”), by and among the Company, G.R. Acquisition, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), G.research, Institutional Services Holdings, LLC, the sole member of G.research (“ISH”), and Associated Capital Group, Inc., parent of ISH (“AC”). Pursuant to the Merger Agreement, Merger Sub was merged with and into G.research (the “Merger”), resulting in G.research becoming a wholly owned subsidiary of the Company.  The Merger was consummated on October 31, 2019.

As a result of the Merger, a total of 50,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company were issued to ISH upon the cancellation and conversion of the limited liability company interest in G.research held by ISH immediately prior to the effective time of the Merger.

On October 31, 2019, immediately prior to the closing of the Merger, the Company entered into and concurrently closed the purchase and sale of Common Stock (the “Private Placement”) governed by, a securities purchase agreement, dated as of such date, by and among the Company and the purchasers named therein, including our president, Vincent M. Amabile, Jr. The Company issued and sold a total of 5,150,000 shares of Common Stock at $0.10 per share for total proceeds of $515,000 in the Private Placement.

G.research is a broker-dealer registered with Securities and Exchange Commission (the “SEC”) and a member of The Financial Industry Regulatory Authority, Inc. (“FINRA”), which operates an institutional research and securities brokerage business.

Following the Merger and the Private Placement, Mario J. Gabelli and his affiliates, and Vincent M. Amabile, Jr.  beneficially own approximately 87.5% and 8.35%, respectively, of the Company’s outstanding Common Stock.  The Company’s Common Stock is listed on the OTC Market under the symbol “MGHL.”

We are a “smaller reporting company” as defined under the federal securities laws.  See “Business—Status as a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The Company first mailed this information statement to its stockholders on or about November 6, 2019.

The date of this information statement is November 6, 2019.

SUMMARY

This summary highlights selected information contained elsewhere in this information statement relating to Morgan Group Holding Co. following the acquisition of G.research, LLC by means of the merger of G.R. Acquisition, LLC with and into G.research, LLC, resulting in G.research, LLC becoming a wholly owned subsidiary of Morgan Group Holding Co. and the private placement of 5,150,000 shares of Common Stock.  This summary may not contain all of the information that is important to you.

Except as otherwise indicated or unless the context otherwise requires, the “Company,” “Morgan Group,” “we,” “us,” and “our” refer to Morgan Group Holding Co. and “G.research” refers to G.research, LLC.

Our Business

Morgan Group Holding Co., a Delaware corporation, was incorporated in November 2001.  Following the Merger, we wholly own and operate G.research, an institutional research and securities brokerage business.  Our principal executive offices are located at One Corporate Center, 401 Theodore Fremd Avenue, Rye, NY 10580.  Our telephone number is (914) 921-1877.  Our website address is http://morgangroupholdingco.com.  Information contained on or connected to our website does not and will not constitute part of this information statement.

We operate our institutional research services business through our wholly owned subsidiary G.research.  G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Through G.research, we provide institutional research services as well as act as an underwriter.  G.research is regulated as a registered broker-dealer with the SEC and as a member of FINRA.  G.research’s revenues are derived primarily from institutional research services.  We publish research on approximately 250 companies globally with an emphasis on small and mid-cap trading ideas.  We also operate an institutional sales trading desk that supports the execution of our clients’ portfolio trading transactions.

Our Strategy

Our strategy is to continue to operate and expand our institutional research and securities brokerage business through the coverage of additional market sectors and companies.  In order to achieve growth, we are pursuing a strategy which includes the following key elements:

•	Attracting and retaining additional research analysts;

•	Leveraging the Private Market Value with a Catalyst™ fundamental research methodology licensed from our affiliate, GAMCO Investors, Inc.;

•	Pursuing acquisitions of complementary research businesses; and

•	Continuing our sponsorship of industry conferences.

For more information, see “Business—Business Strategy.”

Status as a Smaller Reporting Company

We qualify as a “smaller reporting company” under the Exchange Act.  As a smaller reporting company, we may take advantage of certain reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  For a discussion of the implications of our status as a “smaller reporting company,” see “Business—Status as a Smaller Reporting Company.”

Conflicts of Interest

See “Certain Relationships and Related Party Transactions.”

Summary Historical Financial Data

Prior to the Merger, Morgan Group had nominal assets and no liabilities and did not conduct operations other than to pursue business combination opportunities.  Therefore, we believe that a presentation of the historical results of Morgan Group would not be meaningful.  Accordingly, the following table sets forth summary historical financial data of G.research as of and for each of the six months ended June 30, 2019 and June 30, 2018 and the fiscal years ended December 31, 2018 and December 31, 2017.

The historical financial statements of G.research do not reflect changes that we expect to experience in the future as a result of the Merger and the Private Placement. Consequently, the financial information included here may not necessarily reflect our financial position, results of operations and cash flows in the future or what G.research’s financial position, results of operations and cash flows would have been had G.research been wholly owned by us during the periods presented.

The summary historical financial data presented below should be read in conjunction with G.research’s audited and interim unaudited historical financial statements and accompanying notes, “—Summary Unaudited Pro Forma Condensed Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Income Statement Data (in thousands)
Revenues	$4,136	$(1,749)	$(12,085)	$15,679
Total expenses	6,489	8,022	14,255	18,130
Loss before income tax benefit	(2,353)	(9,771)	(26,340)	(2,451)
Income tax benefit	(513)	(2,395)	(6,103)	(786)
Net loss attributable to G.research, LLC’s member	$(1,840)	$(7,376)	$(20,237)	$(1,665)

Balance Sheet Data (in thousands)	June 30,	December 31,
	2019	2018	2017
Total assets	$6,408	$12,247	$117,567
Other liabilities	1,367	2,066	1,542
Total liabilities	1,367	2,066	1,542
Total member’s capital	$5,041	$10,181	$116,025

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 31, 2019, G.research and the Company entered into and closed the definitive Merger Agreement. Under the terms of the Merger Agreement, a total of 50,000,000 shares of Common Stock were issued to ISH upon the cancellation and conversion of the limited liability company interest in G.research held by ISH immediately prior to the effective time of the Merger.

The transaction has been approved by the board of directors of ACG, the parent of ISH, and has received regulatory approval from FINRA.

The following tables set forth G.research’s and the Company’s unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and 2018, the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017 and their unaudited pro forma condensed consolidated statement of financial condition as of September 30, 2019 (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”).  The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared as though the Merger occurred as of January 1, 2017.

G.research’s and the Company’s Unaudited Pro Forma Condensed Consolidated Financial Statements for the  six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017 were derived from their historical condensed consolidated financial statements, included elsewhere in this information statement, and should be read in conjunction with those historical condensed consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2019 were derived from the historical unaudited condensed financial statements of Morgan Group included in its Form 10-Q for the quarter period ended September 30, 2019 and the unaudited condensed statements of operations of G, research. The unaudited pro forma condensed combined statement of financial condition as of September 30, 2019 were derived from the historical balance sheets of Morgan Group included in its Form 10-Q for the quarter ended September 30, 2019 and historical unaudited statement of financial condition as of September 30, 2019 of G.research.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are for illustrative purposes only and do not reflect what G.research’s and the Company’s financial position and results of operations would have been had the Merger occurred on the date indicated and are not necessarily indicative of our future financial position and future results of operations.  Accordingly, the Unaudited Pro Forma Condensed Consolidated Financial Statements include certain pro forma adjustments designed to reflect transactions that would be implemented in relation to the Merger.

The Unaudited Pro Forma Condensed Consolidated Financial Statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  See “Special Note Regarding Forward-Looking Statements” in this information statement.

The unaudited pro forma condensed combined financial information was prepared based on the historical financial statements of G.research and the Company.  The Merger transaction was a transaction among entities under common control and will be accounted for pursuant to ASC 805-50, Transactions Between Entities Under Common Control.  A common-control transaction is similar to a business combination for the entity that receives the net assets or equity interests; however, such a transaction does not meet the definition of a business combination because there is no change in control over the entity by the parent. Therefore, the accounting and reporting for a transaction between entities under common control is outside the scope of the business combinations guidance in ASC 805-10, ASC 805-20, and ASC 805-30 and is addressed in ASC 805-50. For transactions between entities under common control, there is no change in basis in the net assets received and therefore they are recorded at their historical carrying amounts.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2019

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission	$4,549,985	$–	$4,549,985
Fees earned from affiliated entities pursuant to research services agreements	1,127,500	–	1,127,500
Principal transactions	(7,623)	–	(7,623)
Dividends and interest	158,195	1,708	159,903
Underwriting fees	75,000	–	75,000
Sales manager fees	590,761		590,761
Other revenues	37,214	–	37,214
Total revenues	6,531,032	1,708	6,532,740
Expenses:
Compensation and related costs	6,955,176	–	6,955,176
Clearing charges	933,620	–	933,620
General and administrative	712,338	67,819	780,157
Occupancy and equipment	666,986	–	666,986
Total expenses	9,268,120	67,819	9,335,939

Loss before income tax benefit	(2,737,088)	(66,111)	(2,803,199)
Income tax benefit	(596,386)	–	(596,386)
Net loss	$(2,140,702)	$(66,111)	$(2,206,813)

Net loss attributable to Morgan Group shareholders per share:
Basic	$(10,703.51)	$(0.01)	$(0.04)
Diluted	$(10,703.51)	$(0.01)	$(0.04)

Weighted average shares outstanding:
Basic	200	4,859,055	60,009,055 (a)
Diluted	200	4,859,055	60,009,055

Actual shares outstanding	200	4,859,055	60,009,055

________________________________________
(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition
As of September 30, 2019

	G.research	Morgan	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$5,394,380	$79,074	$515,000	(b)	$5,473,454
Investment in securities	16,725	–	–		16,725
Receivables from affiliates	78,793	–	–		78,793
Commissions receivable	124,087	–	–		124,087
Deposits with clearing organizations	200,000	–	–		200,000
Income taxes receivable	145,095	–	–		145,095
Fixed assets, net of accumulated depreciation and amortization	47,494	–	–		47,494
Other assets	217,863	9,875	–		227,738
Total assets	$6,224,437	88,949	$515,000		$6,828,386

Liabilities and stockholder’s equity
Compensation payable	$922,447	$–	–		$922,477
Due to brokers	279,500	–	–		279,500
Deferred tax liability	6,973	–	–		6,973
Securities sold, not yet purchased	562	–	–		562
Accrued expenses and other liabilities	274,479	18,193	–		292,672
Total liabilities	1,483,961	18,193	–		1,502,154

Stockholder’s Equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, none outstanding	–	–	–		–
Common stock, $0.01 par value, 10,000,000 shares authorized,4,589,055 outstanding	–	48,591	5,515,000	(a),(b)	5,563,591
Common stock, $0.01 par value, 200 shares issued and outstanding	2	–	(2	)(a)	–
Additional paid in capital	46,980,331	5,937,368	(4,999,998	)(a)	47,917,701
Accumulated deficit	(42,239,857)	(5,915,203)	–		(48,155,060)
Total stockholder’s equity	4,740,476	70,756	515,000		5,326,232
Total liabilities and stockholder’s equity	$6,224,437	$88,949	$515,000		$6,828,386

________________________________________
(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively
(b) Issuance of 5,150,000 shares of Common Stock pursuant to the Private Placement at $0.10 per share for total proceeds of $515,000.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2019

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission	$3,039,311	$–	$3,039,311
Fees earned from affiliated entities pursuant to research services agreements	752,500	–	752,500
Principal transactions	(1,270)	–	(1,270)
Dividends and interest	120,531	1,247	121,778
Underwriting fees	94,177	–	94,177
Sales manager fees	122,571		122,571
Other revenues	8,012	–	8,012
Total revenues	4,135,832	1,247	4,137,079
Expenses:
Compensation and related costs	4,962,045	–	4,962,045
Clearing charges	603,874	–	603,874
General and administrative	529,820	35,010	564,830
Occupancy and equipment	392,740	–	392,740
Total expenses	6,488,479	35,010	6,523,489

Loss before income tax benefit	(2,352,647)	(33,763)	(2,386,410)
Income tax benefit	(512,606)	–	(512,606)
Net loss	$(1,840,041)	$(33,763)	$(1,873,804)

Net loss attributable to Morgan Group shareholders per share:
Basic	$(9,200.21)	$(0.01)	$(0.03)
Diluted	$(9,200.21)	$(0.01)	$(0.03)

Weighted average shares outstanding:
Basic	200	4,859,055	60,009,055 (a)
Diluted	200	4,859,055	60,009,055

Actual shares outstanding	200	4,859,055	60,009,055

(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2018

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission income	$6,154,567	$–	$6,154,567
Fees earned from affiliated entities pursuant to research services agreements	2,030,000	–	2,030,000
Principal transactions	(22,302,729)	–	(22,302,729)
Dividends and interest	1,891,169	2,068	1,893,237
Underwriting fees	102,931	–	102,931
Sales manager fees	15,616		15,616
Other revenues	23,406	–	23,406
Total revenues	(12,085,040)	2,068	(12,082,972)
Expenses:
Compensation and related costs	10,864,185	–	10,864,185
Clearing charges	1,312,578	–	1,312,578
General and administrative expenses	1,273,023	57,808	1,330,831
Occupancy and equipment rental	805,266	–	805,266
Total expenses	14,255,052	57,808	14,312,860

Loss before income tax benefit	(26,340,092)	(55,740)	(26,395,832)
Income tax benefit	(6,102,9290	–	(6,102,929)
Net loss	$(20,237,163)	$(55,740)	$(20,292,903)

Net loss attributable to Morgan Group shareholders per share:
Basic	$(101,185.82)	$(0.01)	$(0.34)
Diluted	$(101,185.82)	$(0.01)	$(0.34)

Weighted average shares outstanding:
Basic	200	4,538,507	59,688,507 (a)
Diluted	200	4,538,507	59,688,507

Actual shares outstanding	200	4,859,055	60,009,055

________________________________________
(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2018

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission income	$4,531,774	$–	$4,531,774
Fees earned from affiliated entities pursuant to research services agreements	1,649,000	–	1,649,000
Principal transactions	(14,355,265)	–	(14,355,265)
Dividends and interest	1,506,218	1,317	1,507,535
Underwriting fees	10,630	–	10,630
Other revenues	23,649	–	23,649
Total revenues	(6,633,994)	1,317	(6,632,677)
Expenses:
Compensation and related costs	8,769,294	–	8,769,294
Clearing charges	1,013,867	–	1,013,867
General and administrative expenses	800,450	48,381	848,831
Occupancy and equipment rental	799,527	–	799,527
Total expenses	11,383,138	48,381	11,431,519

Loss before income tax benefit	(18,017,132)	(47,064)	(18,064,196)
Income tax benefit	(4,402,697)	–	(4,402,697)
Net loss	$(13,614,435)	$(47,064)	$(13,661,499)

Net loss attributable to Morgan Group shareholders per share:
Basic	$(68,072.18)	$(0.01)	$(0.23)
Diluted	$(68,072.18)	$(0.01)	$(0.23)

Weighted average shares outstanding:
Basic	200	4,430,484	59,580,484 (a)
Diluted	200	4,430,484	59,580,484

Actual shares outstanding	200	4,859,055	60,009,055

(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2018

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission income	$2,989,469	$–	$2,989,469
Fees earned from affiliated entities pursuant to research services agreements	1,266,000	–	1,266,000
Principal transactions	(6,989,147)	–	(6,989,147)
Dividends and interest	885,682	666	886,348
Underwriting fees	88,081	–	88,081
Other revenues	11,506	–	11,506
Total revenues	(1,748,409)	666	(1,747,743)
Expenses:
Compensation and related costs	6,151,457	–	6,151,457
Clearing charges	739,739	–	739,739
General and administrative expenses	730,250	38,765	769,015
Occupancy and equipment rental	400,975	–	400,975
Total expenses	8,022,421	38,765	8,061,186

Loss before income tax benefit	(9,770,830)	(38,099)	(9,808,929)
Income tax benefit	(2,394,977)	–	(2,394,977)
Net loss	$(7,375,853)	$(38,099)	$(7,413,952)

Net loss attributable to Morgan Group shareholders per share:
Basic	$(36,879.27)	$(0.01)	$(0.12)
Diluted	$(36,879.27)	$(0.01)	$(0.12)

Weighted average shares outstanding:
Basic	200	4,212,464	59,362,464 (a)
Diluted	200	4,212,464	59,362,464

Actual shares outstanding	200	4,859,055	60,009,055

(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

Morgan Group Holding Co.
Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2017

Income Statement Data	G.research	Morgan	Pro Forma
Revenues
Commission income	$7,516,633	$–	$7,516,633
Fees earned from affiliated entities pursuant to research services agreements	4,530,000	–	4,530,000
Principal transactions	2,896,224	–	2,896,224
Dividends and interest	422,325	216	422,541
Underwriting fees	174,578	–	174,578
Sales manager fees	39,782	–	39,782
Other revenues	99,441	–	99,441
Total revenues	15,678,983	216	15,679,199
Expenses:
Compensation and related costs	13,871,652	–	13,871,652
Clearing charges	1,963,068	–	1,963,068
General and administrative expenses	1,531,084	55,118	1,586,202
Occupancy and equipment rental	763,930	–	763,930
Total expenses	18,129,734	55,118	18,184,852

Loss before income tax benefit	(2,450,751)	(54,902)	(2,505,653)
Income tax benefit	(785,588)	–	(785,588)
Net loss	$(1,665,163)	$(54,902)	$(1,720,065)

Net loss attributable to Morgan Group shareholders per share (i):
Basic	$(8,325.82)	$(0.02)	$(0.03)
Diluted	$(8,325.82)	$(0.02)	$(0.03)

Weighted average shares outstanding:
Basic	200	3,359,055	58,509,055 (a)
Diluted	200	3,359,055	58,509,055

Actual shares outstanding	200	3,359,055	58,509,055

________________________________________
(a)  Includes the issuance of 50,000,000 and 5,150,000 shares of Common Stock issued pursuant to the Merger and the Private Placement, respectively.
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the expected impact of anticipated operational changes.

RISK FACTORS

You should carefully consider the risks described below and all of the other information in this information statement in evaluating Morgan Group Holding Co..  Any of the following risks, as well as additional risks and uncertainties not currently known to us or that we currently deem immaterial, could materially and adversely affect our results of operations or financial condition.

See also “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

Control by Mario J. Gabelli of a majority of the combined voting power of our Common Stock following the Merger may give rise to conflicts of interests.

Mario J. Gabelli and his affiliates, and our president, Vincent M. Amabile, Jr., beneficially own approximately 87.5% and 8.35%, respectively, of our outstanding Common Stock.  As long as Mario J. Gabelli and his affiliates beneficially own a majority of our outstanding Common Stock, Mr. Gabelli, either alone or in association with Mr. Amabile, will have the ability to elect all of the members of our Board and thereby control our management and affairs, including determinations with respect to acquisitions, dispositions, borrowings, issuances of common stock or other securities, and the declaration and payment of dividends on our Common Stock.  In addition, Mario J. Gabelli will be able to determine the outcome of all matters submitted to a vote of our stockholders for approval and will be able to cause or prevent a change in control of the Company.  As a result of Mario J. Gabelli’s control, none of our agreements with Mario J. Gabelli and other companies controlled by him can be assumed to have been arrived at through “arm’s-length” negotiations.  Although the parties to such agreements endeavored to implement market based terms we may have received more favorable terms, or offered less favorable terms to, an unaffiliated counter-party to those agreements.

We may compete with companies controlled by Mario J. Gabelli for clients.

Mario J. Gabelli controls GAMCO Investors, Inc. (“GAMCO”), which has wholly owned subsidiaries that are registered investment advisers, one which manages mutual and closed end funds and a second advises separately managed account clients.  G.distributors, LLC, another wholly owned subsidiary of GAMCO, is a limited purpose, registered broker-dealer that distributes shares of the funds advised by its affiliate, Gabelli Funds, LLC.  In addition, Mario J. Gabelli also controls Associated Capital Group, Inc. (“AC”). One of AC’s wholly owned subsidiaries, Gabelli & Company Investment Advisers, Inc. (“GCIA”), is a registered investment adviser with private fund and separately managed account clients.  Although our business is focused on institutional research and trading, we may find ourselves competing with these subsidiaries of GAMCO and AC for clients and opportunities.  For example, it is possible that a potential client might consider investing in investment products managed by the registered investment advisory affiliates of GAMCO or AC instead of pursuing trading opportunities with us based on our research.  No assurance can be given that in the future G.distributors will not expand the scope of its permitted activities to compete directly with our institutional research and trading business.

We have experienced loss and there is risk that we will continue to incur losses in the future.

G.research has recently operated with losses, experiencing $20.2 million, $1.7 million and $1.8 million of losses for the fiscal years ended December 31, 2018 and 2017, and the six months ended June 30, 2019, respectively.  There can be no assurance that we will achieve profitable operations in the foreseeable future.  If we continue to incur losses, our business and prospects will suffer leading to question our ability to continue as a going concern.

The loss of the services of our key personnel could have a material adverse effect on our business

Our future success depends to a substantial degree on our ability to retain and attract qualified personnel to conduct our institutional research and trading business. The market for qualified research analysts and institutional sales professionals is extremely competitive and has grown more so in recent periods as the investment management industry has experienced growth.  We anticipate that it may be necessary to add research analysts as we seek to further diversify our research coverage.  There can be no assurance that we will be successful in our efforts to recruit personnel. In addition, our investment professionals have direct contact with our clients, which can lead to strong client relationships. The loss of personnel could jeopardize our relationships with certain clients, and result in the loss of such accounts.  The loss of key management professionals or the inability to recruit and retain sales professionals could have a material adverse effect on our business.

There may be adverse effects on our business from a decline in the performance of the securities markets.

Our results of operations are affected by many economic factors, including the performance of the securities markets.  We benefit from favorable performance of the U.S. securities markets, and the U.S. equity market in particular.  Moreover, securities markets regularly experience significant volatility, and such volatility may continue or increase in the future.  Any decline in the securities markets, in general, and the equity markets, in particular, could reduce our revenues.  In addition, any such decline in the equity markets, failure of these markets to sustain their prior levels of growth, or continued short-term volatility in these markets could result in investors withdrawing from the equity markets or decreasing their rate of investment, either of which would be likely to adversely affect us.

The quality of our securities research and success of our trading ideas could reduce revenues.

Success in the institutional research and sales trading business is dependent on quality of the securities research and success of our trading ideas.  Quality research generally stimulates our institutional sales and trading business.  Conversely, inferior research and poor performance tends to result in decreased sales and trading by our clients.  The failure of our research to yield positive results for clients could, therefore, have a material adverse effect on us.

There is a possibility of losses associated with underwriting, trading and market-making activities.

Our underwriting and trading activities subject our capital to significant risks of loss.  The risks of loss include those resulting from ownership of securities, extension of credit, leverage, liquidity, counterparty failure to meet commitments, client fraud, employee errors, misconduct and fraud (including unauthorized transactions by traders), failures in connection with the processing of securities transactions and litigation.  We have procedures and internal controls to address such risks, but there can be no assurance that these procedures and controls will prevent losses from occurring.

The loss of institutional research services and underwriting revenues from GAMCO and its affiliates would have an adverse effect on our results of operations, and we can provide no assurance that these revenues will continue.

G.research earned $3.8 million and $4.5 million, or approximately 62% and 60%, of its commission revenue for the years ended December 31, 2018 and 2017, respectively, from transactions executed on behalf of clients advised by affiliates of GAMCO.  G.research earned $4.5 million and $2.0 million of research service fees for the years ended December 31, 2017 and 2018, respectively, pursuant to research services agreements with affiliates of GAMCO. In addition, G.research earned $16,000 and $40,000 in selling concessions for the years ended December 31, 2017 and 2018, respectively.  All of these selling concessions related to Funds advised by affiliates of GAMCO. The research services agreements with affiliates of GAMCO have been terminated effective as of January 1, 2020.  We can provide no assurance that commission revenue and selling concession revenues from GAMCO and its affiliates will continue and the loss of these revenues would have an adverse effect on our results of operations.

Operational risks may disrupt our businesses, result in regulatory action against us or limit our growth.

We face operational risk arising from errors made in the execution, confirmation or settlement of transactions or from transactions not being properly recorded, evaluated or accounted for.  Our business is highly dependent on our ability to process, on a daily basis, transactions across markets in an efficient and accurate manner.  Consequently, we rely heavily on our financial, accounting and other data processing systems.  Despite the reliability of these systems and the training and skill of our teammates and third parties we rely on, it remains likely that errors may occasionally occur due to the extremely large number of transactions we process.  In addition, if systems we use are unable to accommodate an increasing volume of transactions, our ability to expand our businesses could be constrained.  If any of these systems do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to clients, regulatory intervention or reputational damage.

Failure to maintain adequate infrastructure could impede our productivity and growth.  In addition, the failure to maintain effective information and cyber security policies, procedures and capabilities could disrupt operations and cause financial losses that could result in a decrease in our revenues and earnings.

Our infrastructure, including information systems, hardware, software, networks and other technology, is vital to the competitiveness of our business.  Our information systems and technology are currently provided by GAMCO pursuant to an expense sharing agreement with the Company.  GAMCO will continue to provide these services to us after the Merger pursuant to that expense sharing agreement. The failure of GAMCO to maintain an adequate infrastructure commensurate with the size and scope of our business could impede our productivity and growth, which could cause our revenues and earnings to decline.  GAMCO outsources a significant portion of our information systems operations to third parties, who are responsible for providing the management, maintenance and updating of such systems.  Technology is subject to rapid change, and we cannot guarantee that our competitors may not implement more advanced technology platforms for their products than we do for ours.  In addition, there can be no assurance that the cost of maintaining such outsourcing arrangements will not increase from its current level, which could have a material adverse effect on us.

In addition, any inaccuracies, delays, system failures or security breaches in these and other systems could subject us to client dissatisfaction and losses.  Our technology systems may be subject to unauthorized access, computer viruses or other malicious code or other events that could have a security impact.  There can be no assurance that breach of our technology systems could result in material losses (such material losses including the loss of valuable information, liability for stolen assets or information, remediation costs to repair damage caused by the breach, additional security costs to mitigate against future incidents and litigation costs resulting from the incident) relating to such security breach of our technology systems.  If a successful cyberattack or other security breach were to occur, our confidential or proprietary information, or the confidential or proprietary information of our clients or their counterparties, that is stored in, or transmitted through, such technology systems could be compromised or misappropriated.  Moreover, loss of confidential customer identification information could harm our reputation and subject us to liability under laws that protect confidential personal data, resulting in increased costs or loss of revenues.  Further, although we take precautions to password protect and encrypt our laptops and other mobile electronic hardware, there can be no assurance that these measures will always provide sufficient protection.  If such hardware is stolen, misplaced or left unattended, it may become vulnerable to hacking or other unauthorized use, creating a possible security risk and resulting in potentially costly actions by us.

We may have been able to receive better terms from unaffiliated third parties than the terms provided in GAMCO and AC’s transition services agreements with the Company.

The expense sharing agreements with GAMCO and AC were not negotiated at arm’s length and accordingly, the terms thereof may not reflect terms that would have been reached between unaffiliated parties.  Had this agreement been negotiated with an unaffiliated third party, the terms thereof might have been more favorable to us.

Our license to Private Market Value with a Catalyst™ service mark is terminable by GAMCO on 30 days prior notice.

We license on a non-exclusive and royalty free basis the Private Market Value with a Catalyst™ service mark for use in our business. GAMCO owns the service mark and may terminate the license on 30 days prior written notice. If the license is terminated, G.research will be obligated to cease use of the service mark in connection with the marketing of G.research’s services, which may have a material negative impact on our business.

The soundness of other financial institutions could adversely affect our business.

Financial services institutions are interrelated as a result of trading, clearing, counterparty or other relationships.  We and the investments we manage may have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including: brokers and dealers, commercial banks, investment banks, clearing organizations, mutual and hedge funds and other institutions.  Many of these transactions exposes and the accounts we manage to credit risk in the event of the counterparty’s default.  There is no assurance that any such losses would not materially and adversely impact our revenues and earnings.

We face exposure to legal actions, including litigation and arbitration claims and regulatory and governmental examinations and/or investigations.  Insurance coverage for these matters may be inadequate.

The volume of litigation and arbitration claims against financial services firms and the amount of damages claimed has increased over the past several years.  The types of claims that we may face are varied.  For example, we may face claims against us for purchasing securities that are inconsistent with a client’s investment objectives or guidelines or arising from an employment dispute.  The risk of litigation is difficult to predict, assess or quantify, and may occur years after the activities or events at issue.  In addition, from time to time we may become the subject of governmental or regulatory investigations and/or examinations.  Even if we prevail in a legal or regulatory action, the costs alone of defending against the action or the harm to our reputation could have a material adverse effect on us.  The insurance coverage that we maintain with respect to legal and regulatory actions may be inadequate or may not cover certain proceedings.

Our reputation is critical to our success.

Our reputation is critical to acquiring, maintaining and developing relationships with our clients.  In recent years, there have been a number of well-publicized cases involving fraud, conflicts of interest or other misconduct by individuals in the financial services industry.  Misconduct by our staff, or even unsubstantiated allegations, could result not only in direct financial harm but also in harm to our reputation, causing injury to the value of our brands.  In addition, in certain circumstances, misconduct on the part of our clients or other parties could damage our reputation.  Moreover, reputational harm may cause us to lose current employees and we may be unable to attract new employees with similar qualification or skills.  Damage to our reputation could substantially impair our ability to maintain or grow our business, which could have a material adverse effect on us.

We face strong competition from numerous and sometimes larger companies.

We compete with numerous stock brokerage, securities research and investment banking firms.  The periodic establishment of new institutional research and other competitors increases the competition that we face.  At the same time, consolidation in the financial services industry has created stronger competitors with greater financial resources and broader marketing reach than our own.  Competition is based on various factors, including, among others, business reputation, investment performance, product mix and offerings, service quality and innovation, strategic relationships and fees charged.  Our competitive success in all of these areas cannot be assured.

Changes in laws or regulations or in governmental policies could limit the sources and amounts of our revenues, increase our costs of doing business, decrease our profitability and materially and adversely affect our business.

Our business is subject to extensive regulation in the United States, primarily at the federal level, including regulation by the SEC and FINRA.  We are registered with the SEC as a broker-dealer and are a member of FINRA.  The Securities Exchange Act and FINRA’s rules impose\ numerous obligations on broker-dealers, including record-keeping, advertising and operating requirements, disclosure obligations and a broad range of other highly-detailed and complex regulatory requirements.  Our failure to comply with applicable laws or regulations could result in fines, censure, suspensions of personnel or other sanctions, including revocation of our registration as a broker-dealer.  Changes in laws or regulations or in governmental policies could limit the sources and amounts of our revenues, increase our costs of doing business, decrease our profitability and have a material adverse effect on our business

Catastrophic and unpredictable events could have a material adverse effect on our business.

A terrorist attack, political unrest, war (whether or not directly involving the United States), power failure, cyber-attack, technology failure, natural disaster or many other possible catastrophic or unpredictable events could adversely affect our future revenues, expenses and earnings by, among other things: causing disruptions in United States, regional or global economic conditions; interrupting our normal business operations; inflicting employee casualties, including loss of our key executives; requiring substantial expenditures and expenses to repair, replace and restore normal business operations; and reducing investor confidence.

Pursuant to an expense sharing agreement with GAMCO, we have a disaster recovery plan to address certain contingencies, but it cannot be assured that this plan will be effective or sufficient in responding to, eliminating or ameliorating the effects of all disaster scenarios.  If our employees or vendors we rely upon for support in a catastrophic event are unable to respond adequately or in a timely manner, we may lose clients which may have a material adverse effect on revenues and earnings.

Risks Related to our Common Stock

An active public trading market for our Common Stock may not develop.

Our stock trades in the over-the-counter market.  Approximately 87.5% and 8.35%, respectively, of our outstanding Common Stock is beneficially owned by Mario J. Gabelli and his affiliates, and Vincent M. Amabile, Jr., and therefore is not freely tradable as part of the public float.  A liquid public market for our Common Stock may not develop, especially because such a large percentage of the Common Stock will be held by a limited number of stockholders concentrated under the control of Mr. Gabelli.  If an active trading market for our Common Stock does not develop, the market price and liquidity of the stock may be materially and adversely affected.

We cannot predict the prices at which our Common Stock may trade in the future.

The market price of our Common Stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

•	our quarterly or annual earnings, or those of other companies in our industry;
•	actual or anticipated reductions in our revenue, net earnings and cash flow;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	the operating and stock price performance of other comparable companies;
•	overall market fluctuations; and
•	general economic conditions.

In particular, the realization of any of the risks described in these “Risk Factors” could have a significant and adverse impact on the market price of our Common Stock.  In addition, the stock market in general has experienced extreme price and volume volatility that has often been unrelated to the operating performance of particular companies.  This volatility has had a significant impact on the market price of securities issued by many companies, including companies in our industry.  The price of our Common Stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our stock price.

Future sales of our Common Stock in the public market could lower our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute our stockholders’ ownership in us.

We may sell additional shares of our Common Stock in public or private offerings.  We also may issue convertible debt or equity securities.  In addition, sales by our current stockholders could be perceived negatively.  No prediction can be made as to the effect, if any, that future sales or distributions of our Common Stock beneficially owned by Mario J. Gabelli and his affiliates and Vincent M. Amabile, Jr. will have on the market price of our Common Stock from time to time.  Sales or distributions of substantial amounts of our Common Stock, or the perception that such sales or distributions are likely to occur, could adversely affect the prevailing market price for our Common Stock.

The reduced disclosure requirements applicable to us as a “smaller reporting company” may make our Common Stock less attractive to investors.

We are a “smaller reporting company” and we may avail ourselves of certain exemptions from various reporting requirements of public companies that are not “smaller reporting companies” and, like smaller reporting companies, reduced disclosure obligations regarding executive compensation and corporate governance, reduced financial statement and financial data requirements, in our periodic reports and proxy statements.  We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this information statement contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements because they do not relate strictly to historical or current facts.  In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions.  They also appear in any discussion of future operating or financial performance.  In particular, these include statements relating to future actions, future performance of our products, level of expenses and anticipated expense reductions, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  The following factors could cause our actual results to differ from our expectations or beliefs:

•	the adverse effect from a decline in the securities markets;
•	a decline in the performance of our products;
•	a general downturn in the economy;
•	changes in government policy or regulation;
•	changes in our ability to attract or retain key employees;
•	unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and
•	other factors (including the risks contained in the section of this information statement entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Other factors not described above, may also cause our actual results to differ from our expectations and belief.  Except as required by law, we do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

DIVIDEND POLICY

We currently do not plan to pay a dividend.  Whether we pay cash dividends in the future will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that our Board determines are relevant.

BUSINESS

Overview

Morgan Group Holding Co. was incorporated in November 2001.  After the consummation of the Merger, we wholly own and operate G.research, an institutional research and securities brokerage business.

G.research is a broker-dealer registered under the Exchange Act and regulated by FINRA.  Through G.research, we act as an underwriter and provide institutional research services.  G.research’s revenues are derived primarily from institutional research services, underwriting fees and selling concessions.  As noted below, a significant portion of our institutional research services and underwriting revenues are from GAMCO and its affiliates.  We can provide no assurance that GAMCO and its affiliates will continue use our institutional research and underwriting services in the future to the same extent as they have historically or at all.

Institutional Research Services

G.research provides institutional investors with investment ideas in numerous sectors, industries and special situations, with a particular emphasis on small-cap and mid-cap companies.  Our research analysts are sector-focused, based on our areas of core competencies, which include aerospace & defense, automotive aftermarket, food & beverage, gaming & lodging, industrials, media, specialty chemicals, telecom, and utilities.  The analysts research companies of all market capitalizations on a global basis and publish research on approximately 250 companies.  The primary function of the research team is to gather data, array the data, and then project and interpret data from which investment decisions can be made.

Analysts publish their insights in the form of research reports and daily notes.  In addition, G.research co-hosts numerous conferences each year which bring together industry leaders and institutional investors.  The objective of the institutional research services is to provide superior investment ideas to investment decision makers.  The firm publishes daily research notes and full reports utilizing its proprietary Private Market Value with a Catalyst™ methodology.  G.research’s approach to fundamental analysis focuses on a company’s free cash flow, earnings per share, and private market value, taking into account on and off balance sheet assets and liabilities.

Our analysts follow industry sectors on a global basis, developing an operational understanding of each company and effectively becoming an expert.  The analysts hone this expertise by continually visiting and speaking with company management, suppliers, competitors, and customers.  The objective of this process is to identify companies that trade at a significant discount to their Private Market Value.

G.research generates institutional research services revenues through brokerage activities from securities transactions executed on an agency basis on behalf of institutional and private wealth management clients as well as from retail customers and mutual funds.  G.research has access to five of the top algorithmic platforms, all of which include direct market access via smart routing, and utilize four separate floor brokers on the NYSE.  The firm has crossing capabilities for illiquid stocks and offers Financial Information eXchange protocol connections through various vendors and can access various trading communication platforms such as Bloomberg.

G.research earned $3.8 million and $4.5 million, or approximately 62% and 60%, of its commission revenue from transactions executed on behalf of funds advised by Gabelli Funds, LLC, and separate account clients advised by GAMCO Asset Management Inc. for the years ended December 31, 2018 and 2017, respectively.  In addition, for the years ended December 31, 2018 and 2017 Gabelli Funds, LLC and GAMCO Asset Management Inc. paid $2.0 million and $4.5 million, respectively, to G.research pursuant to research services agreements.  Gabelli Funds, LLC and GAMCO Asset Management Inc. are both wholly owned subsidiaries of GAMCO. The research services agreements were cancelled effective December 31, 2019.

G.research continues to pursue expansion of brokerage activities.

Underwriting

During 2018, G.research participated as Sales Manager in the at the market offerings of The GAMCO Global Gold, Natural Resources & Income Trust and acted as Dealer Manager for The Gabelli Equity Trust Rights Offering, the Gabelli Multimedia Trust Rights Offering, the Gabelli Healthcare & Wellness Trust Rights Offering, and acted as co-manager in The Gabelli Health & Wellness Trust 5.875% Series B Cumulative Preferred Stock Offering.  For the year ended December 31, 2018, G.research earned $16,000 for these roles.  During 2017, G.research participated as Sales Manager in the at the market offerings of The GAMCO Global Gold, Natural Resources & Income Trust and acted as Dealer Manager for The Gabelli Global Utility and Income Trust’s Series A Preferred Share Rights Offering, and acted as co-manager in The GAMCO Global Gold, Natural Resources & Income Trust 5% Series B Cumulative Preferred Stock Offering.

Business Strategy

Our strategy is to continue to operate and expand our institutional research and securities brokerage business through the coverage of additional market sectors and companies.  In order to achieve performance and growth in revenues and profitability, we are pursuing a strategy which includes the following key elements:

Attracting and Retaining Experienced Professionals

We offer significant variable compensation that provides opportunities to our staff.  Our ability to attract and retain highly experienced investment and other professionals with a long-term commitment to us and our clients has been, and will continue to be, a significant factor in our long term growth.

Leveraging our Fundamental Research Methodology

Our fundamental (event driven value investing) methodology marked under our licensed “Private Market Value with a Catalyst™” service mark will remain an important element of our business operations.  This investment method is based on the investing principles articulated by Graham & Dodd in 1934, and has been further augmented by our founder Mario J. Gabelli.  This method, however, will not necessarily be used in connection with all of our products.

Capitalizing on Acquisitions of Complementary Research Businesses

We intend to leverage our research and investment capabilities to selectively and opportunistically pursue acquisitions of complementary research businesses that will allow to expand and diversify our research coverage.

Continuing Our Sponsorship of Industry Conferences

G.research co-sponsors industry conferences and management events throughout the year.  At these conferences and events, senior management from leading companies share their thoughts on the industry, competition, regulation and the challenges and opportunities in their businesses with portfolio managers and securities analysts.  These meetings are an important component of the research services provided to institutional clients.  Specifically, in 2019, we hosted 5 such meetings: our 43rd Annual Automotive Aftermarket Symposium, 29th Annual Pump Valve &Water Systems Conference, 25th Annual Aerospace & Defense Conference, 11th Annual Entertainment & Broadcasting Conference, 5th Annual Waste & Environmental Sciences Conference, 10th Annual Specialty Chemicals Conference and our 13th Annual Omaha Research Trip.

Competition

The institutional research and brokerages services industry is intensively competitive and is expected to remain so.  We face competition in all aspects of our business and in each of our investment strategies from other managers both in the United States and globally.  We compete with other institutional research firms, insurance companies, brokerage firms, banks, and other financial institutions that offer services that have similar features and investment objectives.  Many of these competitors are subsidiaries of large diversified financial companies and may have access to greater resources, including liquidity sources, not available to us.  Historically, we have competed primarily on the basis of the superior service.  However, we have taken steps to increase our outreach to the investment community, brand name awareness and marketing efforts.  However, no assurance can be given that our efforts to obtain new business will be successful.

Regulation

Virtually all aspects of our businesses are subject to various federal, state and foreign laws and regulations.  These laws and regulations are primarily intended to protect investment advisory clients and investors, the markets and customers of broker-dealers.  Under such laws and regulations, agencies that regulate investment advisors and broker-dealers have broad powers, including the power to limit, restrict or prohibit such an advisor or broker-dealer from carrying on its business in the event that it fails to comply with such laws and regulations.  In such an event, the possible sanctions that may be imposed include civil and criminal liability, the suspension of individual employees, injunctions, limitations on engaging in certain lines of business for specified periods of time, revocation of the investment advisor and other registrations, censures and fines.

Broker-Dealer and Trading and Investment Regulation

G.research is registered as broker-dealer with the SEC and is subject to regulation by FINRA and various states.  In its capacity as a broker-dealer, G.research is required to maintain certain minimum net capital amounts.  These requirements also provide that equity capital may not be withdrawn, advances to affiliates may not be made or cash dividends paid if certain minimum net capital requirements are not met.  G.research’s net capital, as defined, met or exceeded all minimum requirements as of June 30, 2019. As a registered broker-dealer, G.research is also subject to periodic examination by FINRA, the SEC and the state regulatory authorities.

Our trading and investment activities for client accounts are regulated under the Exchange Act, as well as the rules of various U.S. and non-U.S. securities exchanges and self-regulatory organizations, including laws governing trading on inside information, market manipulation and a broad number of technical requirements (e.g., short sale limits, volume limitations and reporting obligations) and market regulation policies in the United States and globally.  Violation of any of these laws and regulations could result in restrictions on our activities and damage our reputation.

The institutional research and brokerage services industry is likely to continue facing a high level of regulatory scrutiny and become subject to additional rules designed to increase disclosure, tighten controls and reduce potential conflicts of interest.  In addition, the SEC has substantially increased its use of focused inquiries which request information from investment advisors regarding particular practices or provisions of the securities laws.  We participate in some of these inquiries in the normal course of our business.  Changes in laws, regulations and administrative practices by regulatory authorities, and the associated compliance costs, have increased our cost structure and could in the future have a material adverse impact.  Although we have installed procedures and utilize the services of experienced administrators, accountants and lawyers to assist us in adhering to regulatory guidelines and satisfying these requirements, and maintain insurance to protect ourselves in the case of client losses, there can be no assurance that the precautions and procedures that we have instituted and installed, or the insurance that we maintain to protect ourselves in case of client losses, will protect us from all potential liabilities.

The Patriot Act

The USA Patriot Act of 2001 contains anti-money laundering and financial transparency laws and mandates the implementation of various new regulations applicable to broker-dealers and other financial services companies, including standards for verifying client identification at account opening, and obligations to monitor client transactions and report suspicious activities.  Anti-money laundering laws outside of the United States contain some similar provisions.  Our failure to comply with these requirements could have a material adverse effect on us.

Legal Proceedings

We are currently not aware of any pending legal proceedings to which we are a party, nor are we aware of any such proceedings that are contemplated by any governmental authority.  From time to time, we may be named in legal actions and proceedings.  These actions may seek substantial or indeterminate compensatory as well as punitive damages or injunctive relief.  We are also subject to governmental or regulatory examinations or investigations.  Examinations or investigations can result in adverse judgments, settlements, fines, injunctions, restitutions or other relief.  For any such matters, the Company’s financial statements include the necessary provisions for losses that we believe are probable and estimable.  Furthermore, we evaluate whether there exist losses which may be reasonably possible and, if material, make the necessary disclosures.

Employees

Following the Merger, the Company has two executive officers and 37 other employees performing day-to-day management functions.  None of our employees are covered by a collective bargaining agreement.  We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Real Estate Properties

Neither the Company nor G.research owns any properties. G.research will continue to be allocated office space located at 401 Theodore Fremd Avenue in Rye, New York by AC under AC’s leasehold with GAMCO.

Status as a Smaller Reporting Company

Under the Exchange Act, we qualify as a “smaller reporting company,” which is defined as a company with either (a) public float of less than $250 million or (b) less than $100 million in annual revenues and (1) no public float or (2) public float of less than $700 million.  As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies.” These exemptions include reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and two, instead of three, fiscal years of audited financial statements.

SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data presented below has been derived in part from, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and G.research’s financial statements and the notes thereto beginning on page F-1.  Amounts included in the tables related to income statement data and balance sheet data are derived from G.research’s audited financial statements for the years ended December 31, 2018 and 2017 and from G.research’s unaudited condensed consolidated financial statements for the six months ended June 30, 2019 and 2018.

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Income Statement Data (in thousands)
Revenues
Commission income	$3,039	$2,989	$6,155	$7,517
Fees earned from affiliated entities	753	1,266	2,030	4,530
Principal transactions	(1)	(6,989)	(22,303)	2,896
Dividends and interest	120	886	1,891	422
Underwriting fees	94	88	103	175
Sales manager fees	123	0	16	40
Other revenues	8	12	23	99
Total revenues	4,136	(1,748)	(12,085)	15,679
Expenses:
Compensation and related costs	4,962	6,152	10,864	13,872
Clearing charges	604	740	1,313	1,963
General and administrative expenses	530	730	1,273	1,531
Occupancy equipment	393	401	805	764
Total expenses	6,489	8,023	14,255	18,130

Loss before income tax benefit	(2,353)	(9,771)	(26,340)	(2,451)
Income tax benefit	(513)	(2,395)	(6,103)	(786)
Net Loss attributable to G.research, LLC’s member	$(1,840)	$(7,376)	$(20,237)	$(1,665)

	June 30,	December 31,
Balance Sheet Data (in thousands)	2019	2018	2017
Cash, cash equivalents and investments	$5,560	$11,201	$116,102
Total assets	6,408	12,247	117,567
Total liabilities	1,367	2,066	1,542
Total member’s capital	$5,041	$10,181	$116,025

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with G.research’s audited financial statements and related notes beginning on page F-1 below.  Some of the information contained in this discussion and analysis constitutes forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those discussed in these forward-looking statements.  Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this information statement, particularly under “Special Note Regarding Forward-Looking Statements”.

Introduction

Through G.research, we act as an underwriter and provide institutional research services.  Institutional research services revenues consist of brokerage commissions derived from securities transactions executed on an agency basis on behalf of mutual funds, Institutional and Private Wealth Management clients as well as underwriting profits, selling concessions and management fees associated with underwriting activities.  Commission revenues vary directly with account trading activity and new account generation.

Operating Results for the Six Months Ended June 30, 2019 as Compared to the Six Months Ended June 30, 2018

Revenues

Total revenues were $4.0 million for the six months ended June 30, 2019, $0.4 million, or 7.8%, lower than total revenues of $4.4 million for the six months ended June 30, 2018.  Total revenues by revenue component, excluding principal transactions, were as follows (dollars in thousands):

	Six Months Ended June 30,		Increase (decrease)
	2019	2018	$	%

Commissions	$2,842	$2,559	$283	11.1%
Hard dollar payments	197	430	(233)	-54.2%
	3,039	2,989	50	1.7%
Research services	753	1,266	(513)	-40.5%
Underwriting fees	94	88	6	6.8%
Sales manager fees	123	–	123	0.0%
Total	$4,009	$4,343	$(284)	-6.5%

Commissions and hard dollar payments in the 2019 period of $3.0 million were equal to the prior year amount.   Research services were $0.8 million in 2019 representing a decline of $0.5 million or (40.0%) from 2018 due to lower services with affiliates.  Sales manager fees increased to $0.1 million during 2019 due to increased affiliate fund secondary trade activity.

Principal Transactions

For the six months ended June 30, 2019, net losses from principal transactions were $1 thousand compared to a net loss of $7.0 million in the prior year primarily due to mark-to-market changes in the value of the GAMCO stock and other investments. The 2018 net loss was impacted by investments in mutual fund and closed-end funds advised by Gabelli Funds, LLC and an investment in GBL stock then sold during 2018.  The loss from these investments totaled $7.1 million in 2018, of which a loss of $7.5 million and income of $0.4 million are included in principal transactions and dividends and interest revenues in the Statements of Operations, respectively.

Interest and dividend income decreased $0.8 million to $0.1 million in 2019 from $0.9 million in 2018 primarily due to the GAMCO and other investments held that were disposed of after June 2018.

Expenses

Our operating expenses were $6.5 million in the 2019 period, a decrease of $1.5 million, or 19.1%, from $8.0 million in the 2018 period.  The decrease results substantially from lower compensation and related costs.

Compensation costs, which includes salaries, bonuses and benefits, was $5.0 million for the six months ended June 30, 2019, a decrease of $1.2 million from $6.2 million for the six months ended June 30, 2018.

Income Taxes

We recorded income tax benefits of $0.5 million and $2.4 million for the six months ended June 30, 2019 and 2018, respectively.  The effective tax rate (“ETR”) was 21.8% and 24.5% for the periods ended June 30, 2019 and 2018, respectively.  The difference between G.research’s U.S. statutory tax rate of 21.0% and its effective tax rate is mainly due to state and local taxes.

Net Income

Net loss for the six months ended June 30, 2019 was $1.8 million versus $7.4 million for the six months ended June 30, 2018 substantially the result of losses from principal transactions slightly offset by reduced compensation and related costs.

Operating Results for the Year Ended December 31, 2018 as Compared to the Year Ended December 31, 2017

Revenues

Total revenues were $8.3 million for the year ended December 31, 2018, $4.1 million, or 32.6%, lower than total revenues of $12.4 million for the year ended December 31, 2017.  Total revenues by revenue component, excluding principal transactions, were as follows (dollars in thousands):

	Year Ended December 31,		Increase (decrease)
	2018	2017	$	%

Commissions	$5,349	$6,394	$(1,045)	-16.3%
Hard dollar payments	805	1,123	(318)	-28.3%
	6,154	7,517	(1,363)	-18.1%
Research services	2,030	4,530	(2,500)	-55.2%
Underwriting fees	103	174	(71)	-40.8%
Sales manager fees	16	40	(24)	0.0%
Total	$8,303	$12,261	$(3,958)	-32.3%

Commissions and hard dollar payments in the 2019 period were $6.2 million, a $1.4 million or 18.1% decrease from $7.5 million substantially from lower brokerage commissions and hard dollar payments derived from securities transactions executed on an agency basis. Research services were $2.0 million in 2019 representing a decline of $2.5 million or 55.2% from 2018 due to lower services with affiliates.  Underwriting fees decreased $0.1 million during 2019 from the prior year amount.

Principal Transactions

For the year ended December 31, 2018, net losses from principal transactions were $22.3 million compared to a net gain of $2.9 million in the prior year primarily due to mark-to-market changes in the value of the GAMCO stock and other investments. Loss from these investments totaled $19.9 million in 2018, of which a loss of $21.3 million and $1.4 million are included in principal transactions and dividends and interest revenues in the Statements of Operations, respectively.  Income earned from these investments totaled $2.7 million in 2017, of which $2.4 million and $0.3 million are included in principal transactions and dividends and interest revenues in the Statement of Operations, respectively.

Interest and dividend income increased $1.5 million to $1.9 million in 2018 from $0.4 million in 2017 primarily due to the GAMCO stock and other investments held.

Expenses

Our operating expenses were $14.3 million during 2018, a decrease of $3.8 million, or 21.0%, from $18.1 million in the 2017 period.  The decrease results substantially from lower compensation costs and clearing charges.

Compensation costs, which includes salaries, bonuses and benefits, were $10.9 million for the year ended December 31, 2018, a decrease of $3.0 million from $13.9 million for the year ended December 31, 2017.

Income Tax Benefit

We recorded income tax benefits of $6.1 million and $0.8 million for the years ended December 31, 2018 and 2017, respectively.  The ETR was 23.2% and 32.1% for the periods ended December 31, 2018 and 2017, respectively.  The decline in ETR is mostly due to the lower Federal tax rate under the Tax Cuts and Jobs Act which lowered the Federal tax rate from 35% to 21%, effective January 1, 2018.

Net Loss

Net loss for the year ended December 31, 2018 was $20.2 million versus $1.7 million for the year ended December 31, 2017.  The increased loss was substantially the result of losses from principal transactions slightly offset by reduced compensation and related costs.

Liquidity and Capital Resources

Summary cash flow data is as follows (in thousands):

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Cash flows provided by (used in):
Operating activities	$(2,341)	$(2,508)	$(179)	$(5,232)
Investing activities	–	(32)	(60)	(1)
Financing activities	(3,300)	–	–	10,000
Net increase (decrease) in cash and cash equivalents	(5,641)	(2,540)	(239)	4,767
Cash and cash equivalents and restricted cash at beginning of year	11,401	11,640	11,640	6,873
Cash and cash equivalents and restricted cash at end of year	$5,760	$9,100	$11,401	$11,640

Net cash used by operating activities was $2.3 million for the six months ended June 30, 2019, resulting from a net loss of $1.9 million and other non-cash amounts and net increase in operating assets of $0.3 million and $(0.7) million, respectively.  Net cash used by operating activities was $2.5 million for the six months ended June 30, 2018, principally from a net loss of $7.4 million and other non-cash amounts and net increase in operating assets of $(1.7) million and $6.6 million, respectively.

Net cash used in investing activities was $32 thousand for the six months ended June 30, 2018 due to purchases of fixed assets.

Net cash used by financing activities was $3.3 million for the six months ended June 30, 2019 due to a capital distribution to its Parent.

Net cash used in operating activities was $0.2 million for the year ended December 31, 2018, resulting from a net loss of $20.3 million offset by decreases in securities owned of $23.8 million and other non-cash amounts and a net decrease in other operating assets of $(4.6) million and $0.9 million, respectively.  Net cash used in operating activities was $5.2 million for the year ended December 31, 2017, largely resulting from a net loss of $1.7 million, increases in securities owned of $2.3 million and other non-cash amounts a net decrease in operating liabilities of $1.3 million and $(2.5) million, respectively.

Net cash used in investing activities was $1 thousand for the year ended December 31, 2018 due to purchases of fixed assets.

Net cash provided by financing activities was $10 million for the year ended December 31, 2017 due to a capital contribution from its Parent.

G.research is registered with the SEC as broker-dealers and is regulated by FINRA. As such, G.research is subject to the minimum net capital requirements promulgated by the SEC. G.research’s net capital exceeded these minimum requirements at June 30, 2019.  G.research computes its net capital under the alternative method permitted by the SEC, which requires minimum net capital of the greater of $250,000 or 2% of the aggregate debit items in the reserve formula for those broker-dealers subject to Rule 15c3-3 promulgated under the Exchange Act.  As of June 30, 2019, December 31, 2018 and 2017, G.research had net capital, as defined, of approximately $4,344,087, $9,093,349 and $41,829,929, respectively, exceeding the regulatory requirement by approximately $4,094,087, $8,843,349 and $41,571,929, respectively.  Net capital requirements for G.research may increase in accordance with rules and regulations to the extent it engages in other business activities.

Future Operating Plans and Expectations

Following consummation of the Merger, management plans to streamline our operations in fiscal year 2020 and in subsequent periods in an effort to reduce cost and move toward profitable operations. G.research terminated its existing research services agreements with an affiliate effective January 1, 2020. While the termination of the research services agreements is expected to result in an approximately $1.5 million reduction in revenue for fiscal year 2020, anticipated headcount reductions related to the cessation of the research services, as well as other headcount reductions under consideration as the Company streamlines operations following the separation from AC, are expected to result in a reduction of selling, general and administrative expenses of approximately $7.4 million in fiscal year 2020 and 2021. The information concerning our efforts to streamline our operations constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Special Note Regarding Forward-Looking Statements” in this information statement.

Critical Accounting Policies

In the ordinary course of business, we make a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”). We base our estimates on historical experience, when available, and on other various assumptions that are believed to be reasonable under the circumstances. Actual results could differ significantly from those estimates under different assumptions and conditions.

We believe that the following critical accounting policies require management to exercise significant judgment:

Revenue Recognition

The Company provides institutional research services and earns brokerage commissions and sales manager fees from securities transactions executed on an agency basis on behalf of institutional clients and mutual funds, private wealth management clients and retail customers of affiliated companies. Commission revenue and related clearing charges are recorded on a trade-date basis and are included in institutional research services and other operating expenses, respectively, on the consolidated statements of income.

The Company has also been involved in syndicated underwriting activities that included public equity and debt offerings managed by major investment banks. Underwriting fees include gains, losses, selling concessions and fees, net of syndicate expenses, arising from securities offerings in which the Company acts as underwriter or agent and are accrued as earned.

Securities Owned, at Fair Value

Securities owned, at fair value, including common stocks, closed-end funds and mutual funds, are recorded at fair value with the resulting realized and unrealized gains and losses reflected in principal transactions in the Statements of Operations. Realized gains and losses from securities transactions are recorded on the identified cost basis. All securities transactions and transaction costs are recorded on a trade date basis. Dividends are recorded on the ex-dividend date. Interest income and interest expense are accrued as earned or incurred.

Income Taxes

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and the reported amounts on the consolidated financial statements using the statutory tax rates in effect for the year when the reported amount of the asset or liability is expected to be recovered or settled, respectively. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying values of deferred tax assets to the amount that is more likely than not to be realized. For each tax position taken or expected to be taken in a tax return, the Company determines whether it is more likely than not that the position will be sustained upon examination based on the technical merits of the position, including resolution of any related appeals or litigation. A tax position that meets the more likely than not recognition threshold is measured to determine the amount of benefit to recognize. The tax position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The Company recognizes the accrual of interest on uncertain tax positions and penalties in the income tax provision on the consolidated statements of income.

MANAGEMENT

Executive Officers Following the Merger

The following table sets forth the information as of October 31, 2019 regarding the individuals who are expected to serve as our executive officers following the Merger.

Name	Title
Vincent M. Amabile, Jr.	President
Joseph L. Fernandez	Executive Vice President–Finance

The biographical information of each of our executive officers is included below under the caption “Our Board Following the Merger.”

Our Board Following the Merger

Under Delaware law, the business and affairs of the Company will be managed under the direction of our Board.  Our certificate of incorporation and bylaws will provide that the number of directors may be fixed by our Board from time to time.  As of the effective time of the Merger, our Board is expected to consist of the individuals listed below (ages as of October 15, 2019).

Name	Age
Vincent M. Amabile, Jr.	42
Joseph L. Fernandez	58
Stephen J. Moore	55

The present principal occupation or employment and five-year employment history of each of our directors is set forth below:

Vincent M. Amabile, Jr. Mr. Amabile assumed the office of president upon consummation of the Merger and is our principal executive officer. Mr. Amabile was appointed president of G.research during August 2019 and prior thereto he was employed as an institutional trader at G.research since 2003 and has been registered as a general securities principal of G.research since 2006.  Prior to joining G.research, Mr. Amabile worked on the trading desk of Merrill Lynch, Pierce, Fenner & Smith Incorporated from June 2000 and December 2002. Mr. Amabile has served as a director of City College Fund, a non-profit fundraising organization established to benefit students and scholars at the City University of New York, since 2010.  Mr. Amabile earned his B.S. from Fairfield University in 2000.

The Board believes that Mr. Amabile’s qualifications to serve on the Board include his two decade career as a trader and his long tenure with G.research, including his service as a general securities principal since 2006, which Board believes will give him unique insight into the brokerage operations of the Company after the Merger.

Joseph L. Fernandez. Mr. Fernandez assumed the office of executive vice president–finance upon consummation of the Merger and is our principal financial officer.  He has served as the financial operations principal and controller of G.research since June 2019.  From September 2018 to May 2019, Mr. Fernandez was employed as a registered representative of Templum Markets LLC. Prior to that time, he was an independent consultant. From July 2014 to September 2016, Mr. Fernandez served as a managing director of finance for BNY Capital Markets, LLC.  Earlier in his career commencing in 2007, Mr. Fernandez was employed at various brokerage houses, including Morgan Stanley, after concluding his ten year tenure beginning in 1997 with ICAP plc as a controller for the firm’s various broker-dealers and Latin America operations.  Mr. Fernandez earned his BBA from Pace University in 1986.

The Board believes that Mr. Fernandez’s qualifications to serve on the Board include his over thirty year career in the brokerage industry, including his service as a senior financial and accounting executive, most recently financial operations principal and controller of G.research, which Board believes will bring deep understanding of the financial and accounting affairs of the Company after the Merger.

Stephen J. Moore.  Mr. Moore has served as vice president of finance at LICT Corporation, a publicly traded telecommunications and multimedia company, since April 2014.  Prior thereto, Mr. Moore served as controller for North America for Poyry Management Consulting (USA) Inc., a private international consulting and engineering firm, from January 2008 until October 2013 and he was previously employed as controller for Dorian Drake International Inc., a private export management company, from June 1997 to December 2007.  Mr. Moore earned his MBA from Long Island University in 2000.

The Board believes that Mr. Moore’s qualifications to serve on the Board include his over three decade career as an accounting and financial officer of public and private enterprises, which Board believes will bring independent accounting and financial expertise to the financial reporting and accounting matters of the Company after the Merger.

The Board has considered the status of Stephen J. Moore under the independence criteria contained in Nasdaq Stock Market Listing Rule 5605(a)(2). The Board considered Mr. Moore’s lack of economic dependence on the Company and other personal attributes that need to be possessed by independent-minded directors. Based on the independence criteria and these considerations, the Board concluded Mr. Moore is independent without a material relationship with us which would impair his ability to act as an independent director.

Corporate Governance

General

Our Common Stock trades on the over-the-counter market in the OTC Pink under the symbol “MGHL.”

Following the Merger and the Private Placement, Mario J. Gabelli, together with shares of Common Stock held directly by his affiliates, Institutional Services Holdings, LLC (as subsidiary of Associated Capital Group, Inc.) and LICT Corporation, beneficially owns, in the aggregate, approximately 87.5% of our outstanding Common Stock.

Code of Conduct

Our Board has adopted a corporate code of conduct that applicable to our directors, officers and employees with additional requirements for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and will post a copy of it on our corporate website as soon as practicable following the consummation of the Merger. Any shareholder may also obtain a copy of the code of conduct upon request. Shareholders may address a written request for a printed copy of the code of conduct to our secretary at our principal executive offices following the Merger, Morgan Group Holding Co., One Corporate Center, 401 Theodore Fremd Avenue, Rye, NY 10580. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Conduct by posting such information on our website.

Committees of Our Board

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our Board, stock plan committee or any other committees.  Currently, our full Board serves as the audit committee and approves, when applicable, the appointment of auditors and the inclusion of financial statements in our periodic reports.

Compensation of Directors

The Company has not paid any compensation to any directors since inception.

Stock Ownership of Directors and Executive Officers

See “Security Ownership of Certain Beneficial Owners and Management.”

EXECUTIVE COMPENSATION

The following table sets forth information about compensation our principal executive officer and our principal financial officer (collectively, the “named executive officers”). These named executive officers were employed by G.research during 2018 and as result the compensation table reflects compensation received connection with such employment.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Vincent M. Amabile, Jr. Principal Executive Officer	2018	165,000	—	22,445(1)	187,445

Joseph L. Fernandez Principal Financial Officer (1)	2018	—	—	—	—

(1) Represents a share of brokerage commissions earned by G.research.

(2) Mr. Fernandez joined G.research as an officer on June 1, 2019.

Narrative Disclosure to Summary Compensation Table

The compensation paid to Mr. Amabile was determined and awarded by the compensation committee of AC, The compensation philosophy and objectives of the Company going forward will be developed by our Board of Directors considering our goal to attract, motivate and retain experienced professionals and provide incentives that align the interests of our employees and directors with those of our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Following the Merger and the Private Placement, Mario J. Gabelli and his affiliates will beneficially own approximately 87.5% of our Common Stock.

G.research has provided research and brokerage services to affiliates of GAMCO in the ordinary course of business for standard compensatory fees and commission.  G.research earned $3.8 million and $4.5 million, or approximately 62% and 60%, of its commission revenue for the years ended December 31, 2018 and 2017, respectively, from transactions executed on behalf of clients advised by affiliates of GAMCO. G.research earned $4.5 million and $2.0 million of research service fees for the years ended December 31, 2017 and 2018, respectively, pursuant to research services agreements with affiliates of GAMCO. The research services agreements have been terminated effective as of January 1, 2020. G.research also earned $16,000 and $40,000 in selling concessions for the years ended December 31, 2017 and 2018, respectively.

Pursuant to that certain transitional administrative and management services agreement, dated as of November 30, 2015, by and between GAMCO and AC, GAMCO provides to AC with the specified services which are in turn directly or indirectly provided to us pursuant to expense sharing agreements with GAMCO, AC and a subsidiary of AC as discussed below. The principal services GAMCO provides to us are:

•	accounting, financial reporting and consolidation services;

•	treasury services, including, without limitation, insurance and risk management services and administration of benefits;

•	tax planning, tax return preparation, recordkeeping and reporting services;

•	human resources, including but not limited to the sourcing of permanent and temporary employees as needed, recordkeeping, performance reviews and terminations;

•	legal and compliance advice, including the services of a chief compliance officer;

•	technical/technology consulting; and

•	operations and general administrative assistance, including office space, office equipment and furniture, payroll, procurement, and administrative personnel.

G.research has entered the following expense sharing agreements pursuant to which it has received and will continue to receive following the Merger the foregoing services directly or indirectly from GAMCO, AC or GCIA.

•
Amended and Restated Expense Sharing Agreement, dated as of November 23, 2016, between G.research, LLC and GAMCO Investors, Inc. Pursuant this agreement, GAMCO provides the services of shared employees, the cost and expense of which are determined pursuant to an allocation schedule that is periodically reviewed. G.research reimbursed GAMCO for $5.8 million and $5.2 million of associated costs and expenses for the years ended December 31, 2017 and 2018, respectively.

•
Amended and Restated Expense Sharing Agreement, dated as of November 23, 2016, between G.research, LLC and Gabelli & Company Investment Advisers, Inc. Pursuant this agreement, GCIA provides payroll services and the services of shared employees, the cost and expense of which are determined pursuant to an allocation schedule that is periodically reviewed. G.research reimbursed GCIA for $362,000 and $399,000 of associated costs and expenses for the years ended December 31, 2017 and 2018, respectively.

•
Expense Sharing Agreement, dated as of November 23, 2016, between G.research, LLC and Associated Capital Group, Inc. Pursuant this agreement, AC provides G.research with shared office space, general administrative assistance, information technology support and health insurance coverage, the cost and expense of which are determined pursuant to an allocation schedule that is periodically reviewed.. G.research reimbursed ACG for $12.1 million and $6.9 million of associated costs and expenses for the years ended December 31, 2017 and 2018, respectively.

G.research has licensed on a non-exclusive and royalty free basis, the Private Market Value with a Catalyst™ service mark owned by GAMCO, for use in connection with the marketing of G.research’s services. The license agreement is terminable by GAMCO on 30 days prior written notice.

As required by AC’s Code of Ethics, AC staff members are required to maintain their brokerage accounts at G.research unless they receive permission to maintain an outside account. G.research offers all of these staff members the opportunity to engage in brokerage transactions at discounted rates.  Accordingly, many of AC’s staff members, including the executive officers or entities controlled by them, have brokerage accounts at G.research and have engaged in securities transactions through it at discounted rates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the anticipated beneficial ownership of our Common Stock by:

•	each stockholder who beneficially owns more than 5% of our Common Stock;
•	each executive officer;
•	each director; and
•	all of our executive officers and directors as a group.

We have based the percentage of class amounts set forth below on each indicated person’s beneficial ownership of our Common Stock on 60,009,055 shares outstanding on October 31, 2019.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name of Beneficial Owner*
5% or More Stockholders
Mario J. Gabelli (1)	52,385,844	87.3%

Directors and Executive Officers
Vincent M. Amabile, Jr.	5,000,000	8.33%
Joseph L. Fernandez	—	—
Stephen J. Moore	—	—
All Directors and Executive Officers as a Group (3 persons)	5,000,000	8.33%

_______________________
(1)          ISH, a wholly owned subsidiary of AC, directly owns 50,000,000 shares of our Common Stock, representing approximately 83.5% of the outstanding shares. Mario J. Gabelli controls 95.17% of the voting power over AC and through this controlling interest power over AC may be deemed to beneficially own shares of our Common Stock owned by ISH. Mr. Gabelli, directly and indirectly through a partnership of which he serves as general partner, beneficially owns 650,550 shares of our Common Stock, representing approximately 1.1% of the outstanding shares. Mr. Gabelli also beneficially owns 1,735,294 shares of our Common Stock, representing approximately 2.9% of the outstanding shares, held indirectly through LICT Corporation for which Mr. Gabelli currently serves as chief executive officer and owns approximately 39.2% of its outstanding common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the requirements of the Exchange Act, and our periodic reports, proxy statements and other information filed or furnished with the SEC are available for inspection and copying at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, DC 20549 or on the SEC’s website at http://www.sec.gov.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  We make available free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.  All of these documents will be made available free of charge on our website, www. morgangroupholdingco.com, and will be provided free of charge to any stockholders requesting a copy by writing to: Morgan Group Holding Co., One Corporate Center, Rye, NY 10580-1422, Attention: Corporate Secretary.

The information on our website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings we make with the SEC.

No person is authorized to give any information or to make any representations with respect to the matters described in this information statement other than those contained in this information statement or in the documents incorporated by reference in this information statement and, if given or made, such information or representation must not be relied upon as having been authorized by us.  Neither the delivery of this information statement nor consummation of the merger shall, under any circumstances, create any implication that there has been no change in our affairs or those of G.research since the date of this information statement, or that the information in this information statement is correct as of any time after its date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
G.research, LLC
Rye, New York

Opinion on the Financial Statements

We have audited the accompanying statements of financial condition of G.research, LLC (“the Company”) as of December 31, 2018 and 2017, the related statements of operations, changes in member’s capital, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

Stamford, CT

February 22, 2019, except for earnings per share as included on the Statement of Operations and discussed in Note I, and subsequent events as discussed in Note M, as to which the date is November 6, 2019

We have served as the Company’s auditor since 2009.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017
Revenues
Commissions	$6,154,567	$7,516,633
Fees earned from affiliated entities pursuant to research services agreements	2,030,000	4,530,000
Principal transactions	(22,302,729)	2,896,224
Dividends and interest	1,891,169	422,325
Underwriting fees	102,931	174,578
Sales manager fees	15,616	39,782
Other revenues	23,406	99,441
Total revenues	(12,085,040)	15,678,983
Expenses
Compensation and related costs	10,864,185	13,871,652
Clearing charges	1,312,578	1,963,068
General and administrative	1,273,023	1,531,084
Occupancy and equipment	805,266	763,930
Total expenses	14,255,052	18,129,734
Loss before income tax benefit	(26,340,092)	(2,450,751)
Income tax benefit	(6,102,929)	(785,588)
Net loss attributable to G.research, LLC’s member	$(20,237,163)	$(1,665,163)

Net loss per share attributable to G.research, LLC’s member
Basic	$(101,186)	$(8,326)
Diluted	$(101,186)	$(8,326)

Weighted average shares outstanding:
Basic	200	200
Diluted	200	200

Actual shares outstanding	200	200

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

STATEMENTS OF FINANCIAL CONDITION

	December 31, 2018	December 31, 2017
ASSETS

Cash and cash equivalents	$11,201,070	$11,440,308
Securities owned, at fair value	–	104,661,635
Receivables from brokers and clearing organizations	194,676	361,230
Receivables from affiliates	19,199	13,638
Deposits with clearing organizations	200,000	200,000
Income taxes receivable (including deferred tax asset of $273,009 and $438,612, respectively)	352,599	515,703
Fixed assets, net of accumulated depreciation of $19,253 and $22,837, respectively	55,839	5,197
Other assets	223,728	368,808
Total assets	$12,247,111	$117,566,519

LIABILITIES AND MEMBER’S CAPITAL

Compensation payable	$1,439,526	$353,504
Payable to affiliates	218,788	761,073
Accrued expenses and other liabilities	407,619	427,342
Total liabilities	2,065,933	1,541,919

Commitments and contingencies (Note K)

Member’s capital
Common stock, $.01 par value; 200 shares authorized, issued and outstanding	2	2
Additional paid-in capital	50,280,331	135,886,590
Accumulated deficit	(40,099,155)	(19,861,992)
Total member’s capital	10,181,178	116,024,600
Total liabilities and member’s capital	$12,247,111	$117,566,519

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

STATEMENT OF CHANGES IN MEMBER’S CAPITAL

For the year ended December 31, 2018

	Common Stock	(Accumulated Deficit)	Additional Paid-in Capital	Total
Balance at December 31, 2017	$2	$(19,861,992)	$135,886,590	$116,024,600
Return of capital	–	–	(85,606,259)	(85,606,259)
Net loss	–	(20,237,163)	–	(20,237,163)
Balance at December 31, 2018	$2	$(40,099,155)	$50,280,331	$10,181,178

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

STATEMENT OF CHANGES IN MEMBER’S CAPITAL

For the year ended December 31, 2017

	Common Stock	(Accumulated Deficit)	Additional Paid-in Capital	Total
Balance at December 31, 2016	$2	$(18,196,829)	$22,766,986	$4,570,159
Capital contribution	–	–	113,119,604	113,119,604
Net loss	–	(1,665,163)	–	(1,665,163)
Balance at December 31, 2017	$2	$(19,861,992)	$135,886,590	$116,024,600

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
Operating activities
Net loss	$(20,237,163)	$(1,665,163)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	9,613	4,914
Deferred income tax, net	165,604	1,287,293
Other non-cash amounts included in net loss (see Non-cash financing activity)	(4,728,622)	–
(Increase)/decrease in operating assets:
Securities owned, net	23,783,998	(2,274,748)
Receivables from brokers and clearing organizations	166,554	(81,951)
Receivables from affiliates	(5,561)	23,653
Income taxes receivable	(2,500)	13,402
Other assets	145,080	(147,843)

Increase/(decrease) in operating liabilities:
Payable to affiliates	(542,285)	301,856
Distributions costs payable	–	(122,161)
Compensation payable	1,086,022	(2,457,119)
Accrued expenses and other liabilities	(19,723)	(113,539)
Total adjustments	20,058,180	(3,566,243)
Net cash used in operating activities	(178,983)	(5,231,406)

Investing activities
Purchases of fixed assets	(60,255)	(1,061)
Net cash used in investing activities	$(60,255)	$(1,061)

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)
STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31,
	2018	2017
Financing activities
Capital contribution	$–	$10,000,000
Cash provided by financing activities	–	10,000,000
Net increase/(decrease) in cash and cash equivalents and restricted cash	(239,238)	4,767,533
Cash, cash equivalents and restricted cash at beginning of period	11,640,308	6,872,775
Cash, cash equivalents and restricted cash at end of period	$11,401,070	$11,640,308

Supplemental disclosures of cash flow information:
Cash (paid)/received for Income taxes	$(4,000)	$25
Cash received from Associated Capital Group, Inc. for Income taxes	$1,257,279	$2,184,300

Reconciliation to cash, cash equivalents and restricted cash
Cash and cash equivalents	$11,201,070	$11,440,308
Restricted cash: deposits from clearing organizations	200,000	200,000
Cash, cash equivalents and restricted cash	$11,401,070	$11,640,308

Non-cash financing activity:
-	On November 29, 2017, the Parent made capital contributions comprised of investments in securities totaling $101,341,926 and related net deferred tax asset of $1,777,678.
-
On December 3, 2018, the Company returned capital totaling $85.6 million to its Parent in the form of securities with a fair value of $80.9 million and a tax receivable settlement of $4.7 million. See other non-cash amounts included in net loss from net cash used in operating activities.

See accompanying notes.

A. Organization and Business Description

G.research, LLC (the “Company”) is a wholly-owned subsidiary of Institutional Services Holdings, LLC (the “Parent”), which, in turn, is a wholly-owned subsidiary of Associated Capital Group, Inc. (“AC”).  Prior to January 23, 2017, the Company was a wholly-owned subsidiary of Gabelli & Company Investment Advisers, Inc. (“GCIA”), a wholly-owned subsidiary of AC.  The Company became a subsidiary of AC effective November 30, 2015, subsequent to a spin-off transaction from GAMCO Investors, Inc. (“GBL”); it was a majority-owned subsidiary of GBL prior to that date.  The Company is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and is regulated by the Financial Industry Regulatory Authority (“FINRA”).
The Company provides institutional investors and investment partnerships with investment research with a particular focus on small-cap and mid-cap companies.  The team of sell-side analysts follows industry sectors on a global basis and performs fundamental security analysis using a Private Market Value (“PMV”) framework.  PMV investing is a disciplined, research-driven approach based on security analysis.  In this process, the analyst selects stocks whose intrinsic value, based on the analyst’s estimate of current asset value and future growth and earnings power, is significantly different from the public market value as reflected in the public market.  PMV is defined as the price an informed industrial buyer would be likely to pay to acquire the business.  The research focuses on company fundamentals, cash flow statistics, and catalysts that will help realize returns.

The Company generates brokerage commission revenues from securities transactions executed on an agency basis on behalf of institutional clients and mutual funds, private wealth management clients and retail customers of affiliated companies.  The Company generates revenue from syndicated underwriting activities.  It primarily participates in the offerings of certain closed-end funds advised by Gabelli Funds, LLC, a wholly-owned subsidiary of GBL.  The Company also earns investment income generated from its proprietary trading activities.

The Company acts as an introducing broker, and all securities transactions for the Company and its customers are cleared through and carried by three New York Stock Exchange (“NYSE”) member firms on a fully disclosed basis.  The Company has Proprietary Accounts of Introducing Brokers (“PAIB”) agreements with these firms. Accordingly, open customer transactions are not reflected in the accompanying Statement of Financial Condition. The Company is exposed to credit losses on these open transactions in the event of nonperformance by its customers, pursuant to conditions of its clearing agreements with its clearing brokers. This exposure is mitigated by the clearing brokers’ policy of monitoring the collateral and credit of the counterparties until the transaction is completed.
The Company’s principal market is in the United States.

B. Significant Accounting Policies

Cash and Cash Equivalents

The Company’s investment in an affiliated money market mutual fund which is invested solely in U.S. Treasuries.

Securities Owned, at Fair Value

Securities owned, at fair value, including common stocks, closed-end funds and mutual funds, are recorded at fair value with the resulting realized and unrealized gains and losses reflected in principal transactions in the Statements of Operations.  Realized gains and losses from securities transactions are recorded on the identified cost basis.  All securities transactions and transaction costs are recorded on a trade date basis.  Dividends are recorded on the ex-dividend date.  Interest income and interest expense are accrued as earned or incurred.

Fair Value of Financial Instruments

The carrying amounts of all financial instruments in the Statements of Financial Condition approximate their fair values.

The Company’s financial instruments have been categorized based upon a fair value hierarchy. The valuation process and policies reside with the financial reporting and accounting group.  The levels of the fair value hierarchy and their applicability to the Company are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 1 assets include cash equivalents, common stocks, closed-end funds and mutual funds.

•
Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.  As of and during the years ending December 31, 2018 and 2017, there were no Level 2 securities owned.

•
Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.  As of and during the years ending December 31, 2018 and 2017, there were no Level 3 securities owned.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.  Investments are transferred into and out of any level at their beginning period values.

The availability of observable inputs can vary from instrument to instrument and is affected by a wide variety of factors, including, for example, the type of instrument, whether the instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized as Level 3.

In the absence of a closing price, an average of the bid and ask is used.  Bid prices reflect the highest price that market participants are willing to pay for an asset.  Ask prices represent the lowest price that market participants are willing to accept for an asset.

Cash equivalents – Cash equivalents consist of an affiliated money market mutual fund, which is invested solely in U.S. Treasuries.  Cash equivalents are valued using the mutual fund’s net asset value (“NAV”) to measure fair value.  Accordingly, cash equivalents are categorized in Level 1 of the fair value hierarchy.

Receivables from Affiliates/Payables to Affiliates

Receivables from affiliates consist of receivables from certain affiliates for expenses paid on their behalf.  Payables to affiliates are primarily comprised of estimated taxes due to AC.  See Notes D and H.

Distribution Costs

Effective August 1, 2011, the mutual fund distributor component of the Company’s operations was transferred to an affiliate, G.distributors, LLC (“G.distributors”), a wholly-owned subsidiary of Distributors Holdings, Inc. (“DHI”).  Prior to the transfer of the mutual fund distributor component of the Company’s operations, distribution costs were accrued as they were incurred.  During 2017, the Company reversed distribution costs totaling $122,161 for which there is no longer an obligation to pay due to the expiry of statute of limitations which is six years.  These expenses were initially recorded within distribution costs in the Statements of Operations in previous years, and the reversal of these costs is netted in general and administrative expenses in the Statements of Operations.  As of December 31, 2017, there were no distribution costs payable and the Company will therefore record no further reversals of these costs.

Revenue from Contracts with Customers

See Note C.

Principal Transactions

The Company generates realized and unrealized gains and losses from its proprietary trading activities.  Realized gains and losses from securities transactions are recorded on the identified cost basis.  All securities transactions and transaction costs are recorded on a trade date basis.

Dividends and Interest

Dividends are recorded on the ex-dividend date.  Interest income and interest expense are accrued as earned or incurred.  These amounts are not related to contracts with customers.

Depreciation

Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives of four to seven years.

Allocated Expenses

The Company is charged or incurs certain overhead expenses that are paid by or paid on behalf of other affiliates and are included in general and administrative and occupancy and equipment expenses in the Statements of Operations.  These overhead expenses are allocated to the Company by its parent and other affiliates or allocated by the Company to other affiliates as the expenses are incurred, based upon methodologies periodically reviewed by the management of the Company and the affiliates.  In addition, GCIA and GBL serve as paymasters for the Company under compensation payment sharing agreements. This includes compensation expense and related payroll taxes and benefits which are allocated to the Company for professional staff performing duties related entirely to the Company and those compensation expenses and related payroll taxes and benefits which relate to professional staff who serve more than one entity and whose compensation is therefore allocated to the Company as well as to its affiliates. These compensation expenses are included in compensation and related costs in the Statements of Operations.

Income Taxes

A single member LLC would generally not record an income tax provision as it is disregarded as an entity for federal income tax purposes. However, the Company is a member of a tax sharing agreement among members of the AC consolidated tax group and records an income tax provision.  The Company generally settles either the benefit or expense with AC monthly, but not less than annually.  The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income tax expense/benefit in the period that includes the enactment date of the change in tax rate.  See Note H for detail on impact pertaining to the enactment of Tax Cuts and Jobs Act (the “Act”).

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. A valuation allowance would be recorded to reduce the carrying value of deferred tax assets to the amount that is more likely than not to be realized. In making such a determination of whether a valuation allowance is necessary, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. In the event the Company were to determine that the Company would be more likely than not to realize the Company’s deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the previously recorded deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with Accounting Standards Codification (“ASC”) Topic 740 on the basis of a two-step process: (1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position; and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes the accrual of interest on uncertain tax positions and penalties in income tax benefit on the Statements of Operations. Accrued interest and penalties on uncertain tax positions are included within accrued expenses and other liabilities on the Statements of Financial Condition.

Use of Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period.  Actual results could differ from those estimates.

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance of the ASC. The core principle of ASU 2014-09 requires companies to recognize revenue from the transfer of goods or services to customers in amounts that reflect the consideration the company expects to receive in exchange for those goods or services. The new standard also requires expanded disclosures about revenue recognition. The new revenue standard was effective for annual fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company has adopted this ASU effective January 1, 2018 with no material impact on its financial statements other than expanded disclosure.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which amends the guidance in GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments. The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. To adopt the amendments, entities were required to make a cumulative-effect adjustment to beginning retained earnings as of the beginning of the fiscal year in which the guidance is effective. The Company has adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the guidance in GAAP for the accounting for leases. ASU 2016-02 requires a lessee to recognize assets and liabilities arising from most operating leases in the Statement of Financial Condition. The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018.  The Company adopted this ASU effective January 1, 2019 with no material impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which adds and clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows. The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Intra-Equity Transfers of Assets Other Than Inventory, which removes the prohibition in ASC 740 against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory.  The ASU is intended to reduce the complexity of U.S. GAAP and diversity in practice related to the tax consequences of certain types of intra-entity transfers, particularly those involving intellectual property. The ASU is effective for annual periods beginning after December 15, 2017. Early adoption was permitted. The Company has evaluated this guidance and has concluded that it has no material impact on its financial statements. The Company has adopted this ASU effective January 1, 2018.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which clarifies the classification and presentation of restricted cash in the statement of cash flows.  The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU adds certain disclosure requirements and modifies or eliminates requirements under current GAAP. This ASU is effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. The Company has early adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

C. Revenue from Contracts with Customers

Effective January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers, which provides a five-step approach to be applied to all contracts with customers and requires expanded disclosures about revenue recognition.

Significant judgments that affect the amounts and timing of revenue recognition:

The Company’s analysis of the timing of revenue recognition of each revenue stream is based on the provisions of each respective contract. Performance obligations could, however, change from time to time if and when existing contracts are modified or new contracts are entered into. These changes could potentially affect the timing of satisfaction of performance obligations, the determination of the transaction price, and the allocation of the price to performance obligations. In the case of the revenue streams discussed below, the performance obligation is satisfied either at a point in time or over time. The judgments outlined below, where the determination as to these factors is discussed in detail, are continually reviewed and monitored by the Company when new contracts or contract modifications occur. Transaction price is in all instances formulaic and not subject to significant (or any) judgment at the current time.

The Company’s assessment of the recognition of these revenues is as follows:

Revenue from contracts with customers includes commissions, fees earned from affiliated entities pursuant to research services agreements, underwriting fees and sales manager fees.

Commissions

Brokerage commissions. Acting as agent, the Company buys and sells securities on behalf of its customers.  Commissions are charged on the execution of these securities transactions made on behalf of client accounts and are based on a rate schedule. The Company recognizes commission revenue when the related securities transactions are executed on trade date. The Company believes that the performance obligation is satisfied on the trade date because that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon and the risks and rewards of ownership have been transferred to/from the customer. Commissions earned are typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Hard dollar payments. The Company provides research services to unrelated parties, for which direct payment is received.  The company may, or may not, have contracts for such services.  Where a contract for such services is in place, the contractual fee for the period is recognized ratably over the contract period, which is considered the period over which the Company satisfies its performance obligation. For payments where no research contract exists, revenue is not recognized until agreement is reached with the client at which time the performance obligation is considered to have been met. Additionally, at that time, a value is assigned to those services and an invoice is presented to the client for payment.

Commission revenues are impacted by the perceived value of the research product provided to clients, the volume of securities transactions and the acquisition or loss of new client relationships.

Fees earned from affiliated entities pursuant to research services agreements

The Company receives direct payments for research services provided to related parties pursuant to contracts. The contractual fee for the period is fixed and recognized ratably over the contract period, typically a calendar year, which is considered the period over which the Company satisfies its performance obligation. Payments for contracts with affiliated parties are collected monthly.

Underwriting fees

Underwriting fees. The Company acts as underwriter in an agent capacity.  Revenues are earned from fees arising from these offerings and the terms are set forth in contracts between the underwriters and the issuer.  The Company’s underwriting revenue is considered to be conditional revenue because it is subject to reduction to zero once the offsetting syndicate expenses have been quantified by the syndicate manager (i.e., lead underwriter) and allocated to each underwriter in proportion to their participation in the offering.  Revenue recognition is therefore delayed until it is probable that a significant reversal in the amount of revenue recognized will not occur.  That is, it is recognized only when uncertainty associated with the syndicate expenses is subsequently resolved and final settlement of syndicate accounts is effected by the syndicate manager.  Payment is typically received from the syndicate manager within ninety days after settlement date.

Selling concessions. The Company participates as a member of the selling group of underwritten equity offerings and receives compensation based on the difference between what its clients pay for the securities sold to its institutional clients and what the issuer receives. The terms of the selling concessions are set forth in contracts between the Company and the underwriter. Revenue is recognized on the trade date (the date on which the Company purchases the securities from the issuer) for the portion the Company is contracted to buy.  The company believes that the trade date is the appropriate point in time to recognize revenue for securities underwriting transactions as there are no significant actions the Company needs to take subsequent to this date, and the issuer obtains the control and benefit of the capital markets offering at this point. Selling concessions earned are typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Sales manager fees

The Company participates as sales manager of at-the-market offerings of certain affiliated closed-end funds and receives a tiered percentage of proceeds as stipulated in agreements between the Company, the funds and the funds’ investment adviser. The Company recognizes sales manager fees upon sale of the related closed-end funds.  Sales manager fees earned are fixed and typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Total revenues by type were as follows for the years ended December 31, 2018 and 2017:

	2018	2017
Commissions	$5,349,348	$6,393,823
Hard dollar payments	805,219	1,122,810
	6,154,567	7,516,633
Research services	2,030,000	4,530,000
Underwriting fees	102,931	174,578
Sales manager fees	15,616	39,782
	$8,303,114	$12,260,993

D. Related Party Transactions

At December 31, 2018 and 2017, the Company had an investment of $11,147,234 and $11,433,188, respectively, in The Gabelli U.S. Treasury Money Market Fund advised by Gabelli Funds, LLC, which is an affiliate of the Company.  The amount is recorded in cash and cash equivalents in the Statements of Financial Condition.  Income earned from this investment totaled $155,513 and $97,953 in 2018 and 2017, respectively, and is included in dividends and interest revenues in the Statements of Operations.

In 2018 and 2017, the Company earned $3,825,998 and $4,499,689, respectively or approximately, 62% and 60%, respectively, of its commission revenue from transactions executed on behalf of funds advised by Gabelli Funds, LLC and private wealth management clients advised by GAMCO Asset Management Inc., a wholly-owned subsidiary of GBL, respectively.

GAMCO Asset Management Inc. and Gabelli Funds, LLC paid $1,000,000 and $1,030,000, respectively, to the Company pursuant to research services agreements (see Note C) for the year ended December 31, 2018 and $2,250,000 and $2,280,000, respectively, for the year ended December 31, 2017.

Effective February 1, 2019, the Company amended its existing research service agreements with two wholly-owned subsidiaries of GBL, GAMCO Asset Management, Inc. and Gabelli Funds, LLC, whereby each entity shall pay $62,500 per month for research services provided.  These agreements may be terminated immediately upon notice.

Throughout 2017, the Company participated in three preferred stock offerings of certain GBL closed-end funds.  In September 2017, the Company acted as co-underwriter in the Ellsworth Growth and Income Fund Ltd 5.25% Series A Fixed Rate Preferred Stock and The Gabelli Multimedia Trust 5.25% Series E Cumulative Preferred Stock offerings.  During October 2017, the Company acted as co-underwriter in the GAMCO Natural Resources, Gold & Income Trust 5.20% Series A Cumulative Preferred Stock offering.  Underwriting fees and selling concessions, net of expenses, related to the launch of these funds amounted to $172,730 and are separately disclosed in the Statements of Operations.

The Company participated as agent in the secondary offerings of the GAMCO Global Gold, Natural Resources & Income Trust (“GGN”).  Pursuant to sales agreements between the parties, the Company earned sales manager fees related to this offering of $15,616 and $39,782 during 2018 and 2017, respectively.  Sales manager fees are separately disclosed in the Statements of Operations.

On February 8, 2017, the Parent made a capital contribution to the Company of $10,000,000 in The Gabelli U.S. Treasury Money Market Fund.  The Parent also made non-cash capital contributions to the Company on November 29, 2017 totaling $103,119,604.  These non-cash contributions included certain common stocks, closed-end funds and a mutual fund, of which $91,303,463 were affiliated investments, and a related net deferred tax asset $1,777,678.

The Company had investments totaling $28,689,887 in a mutual fund and closed-end funds advised by Gabelli Funds, LLC and an investment of $65,230,000 in GBL stock as of December 31, 2017.  These amounts are included in Securities owned, at fair value in the Statements of Financial Condition.  Income earned from these investments totaled $2,660,442 in 2017, of which $2,386,679 and $273,763 are included in principal transactions and dividends and interest revenues in the Statements of Operations, respectively.  Dividend income earned from these affiliated investments totaled $1,393,132 in 2018 and is included in dividends and interest revenues in the Statements of Operations. The Company also recorded related investment losses of $21,332,884 during 2018 which are included in principal transactions in the Statements of Operations.

The Company made a non-cash return of capital to the Parent on December 3, 2018 totaling $85,606,259 in the form of securities with a fair value of $80,877,637 and a tax receivable settlement of $4,728,622.  The securities included certain common stocks, closed-end funds and a mutual fund, of which $70,970,347 million were affiliated investments.  The Company consequently realized net losses totaling $16,880,403, which are included in the affiliated investment losses of $21,332,884 noted above.

On December 31, 2018, AC paid $3,436,000 to G.research in exchange for the remaining 200,000 shares of GBL common stock.  The Company realized net losses of $2,332,000 in relation to this exchange, which is included in the affiliated investment losses of $21,332,884 noted above.

The Company pays AC a management fee equal to 20% of the Company’s year-to-date pretax profits before consideration of this fee.  In 2018 and 2017, the Company did not pay AC this fee as there were no pretax profits.

The Company also pays to or receives from AC the amount of its portion of the current tax expense or benefit as part of a tax sharing agreement.  During 2018, with respect to the tax amount resulting from the exchange of GBL stock, AC paid the Company $814,310.  There was no such payment in 2017.  See Note H for details.

In June 2016, AC entered into a sublease agreement with GBL which is subject to annual renewal. AC allocates this expense to the Company based on the percentage of square footage occupied by the Company’s employees (including pro rata allocation of common space).  Pursuant to the sublease, AC and its subsidiaries shall pay a monthly fixed lease amount for the twelve month contractual period.  For the years ended December 31, 2018 and 2017, the Company paid $314,691 and $269,448, respectively, under the sublease agreement, respectively.  These amounts are included within occupancy and equipment expenses on the Statements of Operations.

Commencing April 1, 2019, AC extended its existing lease agreement with GBL on a month-to-month basis.

E. Securities Owned, at Fair Value

Securities owned are recorded at fair value and consist of the following at December 31, 2017:

	Cost	Fair Value
Common stocks	$73,553,534	$75,971,749
Closed-end funds	26,230,698	26,929,307
Mutual funds	1,854,510	1,760,579
	$101,638,742	$104,661,635

There were no securities owned at December 31, 2018.

F. Fair Value

The following tables present information about the Company’s assets and liabilities by major category measured at fair value on a recurring basis as of December 31, 2018 and 2017 and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

Assets Measured at Fair Value on a Recurring Basis as of December 31, 2018:

	December 31, 2018
Assets	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Cash equivalents	$11,147,234	$–	$–	$11,147,234
Total assets at fair value	$11,147,234	$–	$–	$11,147,234

There were no transfers between any Levels during the year ended December 31, 2018.

Assets Measured at Fair Value on a Recurring Basis as of December 31, 2017:

	December 31, 2017
Assets	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Cash equivalents	$11,433,188	$–	$–	$11,433,188
Investments in securities (including GBL stock):
Common stocks	75,971,749	–	–	75,971,749
Closed-end funds	26,929,307	–	–	26,929,307
Mutual funds	1,760,579	–	–	1,760,579
Total investments in securities	104,661,635	–	–	104,661,635
Total assets at fair value	$116,094,823	$–	$–	$116,094,823

There were no transfers between any Levels during the year ended December 31, 2017.

G. Retirement Plan

The Company participates in GBL’s incentive savings plan (the “Plan”), covering substantially all employees. Company contributions to the Plan are determined annually by management of the Company and AC’s Board of Directors but may not exceed the amount permitted as a deductible expense under the Internal Revenue Code.  Amounts expensed for allocated contributions to this Plan amounted to approximately $6,919 and $28,872 in 2018 and 2017, respectively, and are recorded as compensation and related costs in the Statements of Operations.

H. Income Taxes

The Company’s operations are included in the consolidated U.S. federal and certain state and local income tax returns of AC.  The Company’s federal and certain state and local income taxes are calculated as if the Company filed on a separate return basis, and the amount of current tax or benefit is either remitted to or received from AC using a benefits for loss approach such that net operating loss (or other tax attribute) is characterized as realized by the Company when those tax attributes are utilized in the consolidated tax return of AC.  This is the case even if the Company would not otherwise have realized those tax attributes. As such, the Company has concluded that it is more likely than not that the net deferred tax assets of $273,009 and $438,612 are realizable as of December 31, 2018 and 2017, respectively, and no valuation allowance is required.

During 2018, for certain states in which the Company files separate returns, the Company recorded deferred tax assets of approximately $79,000 relating to net operating losses.  The Company concluded that it is not more likely than not that the benefit from these separate state net operating loss carryforwards will be realized and has provided a valuation allowance for the full amount of the related deferred tax assets.

Income tax benefit for 2018 and 2017 consisted of:

	2018	2017
Federal:
Current	$(4,689,749)	$(1,777,307)
Deferred	(754,514)	1,172,347
State and local:
Current	(456,626)	(295,574)
Deferred	(202,040)	114,946
Total	$(6,102,929)	$(785,588)

The Company has revalued its net deferred tax assets and other tax balances in December 2017, the enactment date of the Act.  The impact of these adjustments was a net tax benefit of $88,805 which is included in the income tax benefit on the Statements of Operations.

A reconciliation of the federal statutory rate to the effective tax rate for the years ended December 31, 2018 and 2017 is set forth below:

	2018	2017
Statutory Federal income taxrate	21.0%	34.0%
State income tax, net of Federal benefit	2.0	6.5
Dividends received deduction	0.3	0.3
Revaluation of net deferred tax liabilities due to tax reform	–	(8.4)
Other	(0.1)	(0.3)
Effective income taxrate	23.2%	32.1%

As of December 31, 2018, the Company’s gross unrecognized tax benefits which relate to uncertain tax positions were $5,688 of which $4,494, if recognized, would affect the Company’s effective tax rate. As of December 31, 2017, the Company’s gross unrecognized tax benefits which relate to uncertain tax positions were $10,923 of which $8,629, if recognized, would affect the Company’s effective tax rate. The Company continues to recognize both interest and penalties with respect to unrecognized tax benefits as income tax expense.  The Company had accrued a liability of $3,071 and $6,241 for interest and penalties as of December 31, 2018 and 2017, respectively.  These amounts are included in accrued expenses and other liabilities on the Statements of Financial Condition.

Significant components of our deferred tax assets and liabilities as of December 31, 2018 and 2017 are as follows:

	2018	2017
Deferred tax assets:
Securities owned	$–	$448,660
Compensation	282,423	–
Fixed assets	–	3,444
	282,423	452,104
Deferred tax liabilities:
Fixed assets	(9,414)	–
Other	–	(13,492)
	(9,414)	(13,492)
Net deferred tax assets	$273,009	$438,612

As of December 31, 2018 and 2017, management has not identified any potential subsequent events that could have a significant impact on unrecognized tax benefits within the next twelve months. The Company remains subject to income tax examination by the IRS for years 2015 and 2017 and state examinations for years after 2011.

I.  Earnings per Share

Basic earnings per share is computed by dividing net income/(loss) attributable to our member by the weighted average number of shares outstanding during the period.

There were no dilutive shares outstanding during the periods.

The computations of basic and diluted net loss per share are as follows (in thousands, except per share data):

	For the Years Ending December 31,
	2018	2017
Basic:
Net loss attributable to G.research, LLC’s member	$(20,237,163)	$(1,665,163)
Weighted average shares outstanding	200	200
Basic net loss attributable to G.research, LLC’s member per share	$(101,186)	$(8,326)

Diluted:
Net loss attributable to G.research, LLC’s member	$(20,237,163)	$(1,665,163)

Weighted average shares outstanding	200	200
Total	200	200
Diluted net loss attributable to G.research, LLC’s member per share	$(101,186)	$(8,326)

J. Member’s Capital

AC made capital contributions to the Parent, which in turn made capital contributions to the Company on February 8, 2017 and November 29, 2017 totaling $10,000,000 and $103,119,604, respectively.  See Note D for detail.

The Company returned capital to the Parent on December 3, 2018 totaling $85,606,259 in the form of securities with a fair value of $80,877,637 and a tax receivable settlement of $4,728,622.  See Note D for detail.

K. Guarantees, Contingencies, and Commitments

The Company has agreed to indemnify its clearing brokers for losses they may sustain from the customer accounts that trade on margin introduced by the Company. At December 31, 2018 and 2017, the total amount of customer balances subject to indemnification (i.e., unsecured margin debits) was immaterial.  The Company also has entered into arrangements with various other third parties, many of which provide for indemnification of the third parties against losses, costs, claims and liabilities arising from the performance of the Company’s obligations under the agreements. The Company has had no claims or payments pursuant to these or prior agreements, and management believes the likelihood of a claim being made is remote, and therefore, an accrual has not been made in the financial statements.

From time to time, the Company is named in legal actions and proceedings.  These actions may seek substantial or indeterminate compensatory as well as punitive damages or injunctive relief.  The Company is also subject to governmental or regulatory examinations or investigations.  The examinations or investigations could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief.  The Company cannot predict the ultimate outcome of such matters.  The financial statements include the necessary provisions for losses that the Company believes are probable and estimable.  Furthermore, the Company evaluates whether there exists losses which may be reasonably possible and, if material, makes the necessary disclosures.  Such amounts, both those that are probable and those that are reasonably possible, are not considered material to the Company’s financial condition, operations or cash flows.

L. Net Capital Requirements

As a registered broker-dealer, the Company is subject to the SEC Uniform Net Capital Rule 15c3-1 (the “Rule”), which specifies, among other requirements, minimum net capital requirements for registered broker-dealers. The Company computes its net capital under the alternative method as permitted by the Rule, which requires that minimum net capital be the greater of $250,000 or 2% of the aggregate debit items in the reserve formula for those broker-dealers subject to Rule 15c3-3. The Company is exempt from Rule 15c3-3 pursuant to paragraph (k)(2)(ii) of that rule which exempts all customer transactions cleared through another broker-dealer on a fully disclosed basis. In addition, our assets at the clearing broker-dealer are treated as allowable assets for net capital purposes as we have in place PAIB agreements pursuant to Rule 15c3-3.  These requirements also provide that equity capital may not be withdrawn, advances to affiliates may not be made or cash dividends paid if certain minimum net capital requirements are not met.  The Company had net capital, as defined, of $9,093,349 and $41,829,929, exceeding the required amount of $250,000 by $8,843,349 and $41,571,929 at December 31, 2018 and 2017, respectively.

M. Subsequent Events

The Company has evaluated subsequent events for adjustment to or disclosure in the financial statements through November 1, 2019, the date of this report, and the Company has not identified any subsequent events, not otherwise reported in these financial statements or the notes thereto, that required recognition or additional disclosures in the financial statements except for the following:

On June 25, 2019, the Company made a distribution of $3,300,000 to the Parent.

On October 28, 2019 the Parent made a cash contribution of $300,000 to the Company.

On October 31, 2019 Morgan Group Holding Co., an entity under common control with AC’s majority shareholder, acquired the Company in exchange for 50 million shares of Morgan Group Holding Co. stock.

In October 2019, the research service agreements between the Company and two wholly-owned subsidiaries of GBL, GAMCO Asset Management, Inc. and Gabelli Funds, LLC, were agreed to be terminated effective January 1, 2020.  Additionally, compensation and other related costs are expected to decrease.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENTS OF OPERATIONS

	Six Months Ended
	June 30,
	2019	2018
Revenues
Commissions	$3,039,311	$2,989,469
Fees earned from affiliated entities pursuant to research services agreements	752,500	1,266,000
Principal transactions	(1,270)	(6,989,147)
Dividends and interest	120,531	885,682
Underwriting fees	94,177	88,081
Sales manager fees	122,571	–
Other revenues	8,012	11,506
Total revenues	4,135,832	(1,748,409)
Expenses
Compensation and related costs	4,962,045	6,151,457
Clearing charges	603,874	739,739
General and administrative	529,820	730,250
Occupancy and equipment	392,740	400,975
Total expenses	6,488,479	8,022,421
Loss before income tax benefit	(2,352,647)	(9,770,830)
Income tax benefit	(512,606)	(2,394,977)
Net loss attributable to G.research, LLC’s member	$(1,840,041)	$(7,375,853)

Net loss per share attributable to G.research, LLC’s member
Basic	$(9,200)	$(36,879)
Diluted	$(9,200)	$(36,879)

Weighted average shares outstanding:
Basic	200	200
Diluted	200	200

Actual shares outstanding	200	200

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2019	2018
ASSETS

Cash and cash equivalents	$5,559,950	$11,201,070
Receivables from brokers and clearing organizations	208,335	194,676
Receivables from affiliates	62,118	19,199
Deposits with clearing organizations	200,000	200,000
Income taxes receivable (including deferred tax asset of $273,009 in 2018)	100,519	352,599
Fixed assets, net of accumulated depreciation of $23,372 and $19,253, respectively	49,520	55,839
Other assets	227,561	223,728
Total assets	$6,408,003	$12,247,111

LIABILITIES AND MEMBER’S CAPITAL

Compensation payable	$902,777	$1,439,526
Deferred tax liability	7,922	–
Payable to affiliates	45,843	218,788
Accrued expenses and other liabilities	410,324	407,619
Total liabilities	1,366,866	2,065,933

Commitments and contingencies (Note K)

Member’s capital
Common stock, $.01 par value; 200 shares authorized, issued and outstanding	2	2
Additional paid-in capital	46,980,331	50,280,331
Accumulated deficit	(41,939,196)	(40,099,155)
Total member’s capital	5,041,137	10,181,178
Total liabilities and member’s capital	$6,408,003	$12,247,111

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENT OF CHANGES IN MEMBER’S CAPITAL

For the six months ended June 30, 2019

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2018	$2	$50,280,331	$(40,099,155)	$10,181,178
Capital distribution	–	(3,300,000)	–	(3,300,000)
Net loss	–	–	(1,840,041)	(1,840,041)
Balance at June 30, 2019	$2	$46,980,331	$(41,939,196)	$5,041,137

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENT OF CHANGES IN MEMBER’S CAPITAL

For the six months ended June 30, 2018

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2017	$2	$135,886,590	$(19,861,992)	$116,024,600
Net loss	–	–	(7,375,853)	(7,375,853)
Balance at June 30, 2019	$2	$135,886,590	$(27,237,845)	$108,648,747

See accompanying notes.

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2019	2018
Operating activities
Net loss	$(1,840,041)	$(7,375,853)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,319	3,632
Deferred income tax, net	280,931	(1,701,090)

(Increase)/decrease in operating assets:
Securities owned, net	–	6,186,448
Receivables from brokers and clearing organizations	(13,659)	134,993
Receivables from affiliates	(42,919)	(50,046)
Income taxes receivable	(20,929)	11,412
Other assets	(3,833)	78,008

Increase/(decrease) in operating liabilities:
Payable to affiliates	(172,945)	(595,753)
Compensation payable	(536,749)	771,399
Accrued expenses and other liabilities	2,705	29,210
Total adjustments	(501,079)	4,868,213
Net cash used in operating activities	(2,341,120)	(2,507,640)

Investing activities
Purchases of fixed assets	–	(32,132)
Net cash used in investing activities	$–	$(32,132)

G.research, LLC
(A Wholly-owned Subsidiary of Institutional Services Holdings, LLC)

UNAUDITED STATEMENTS OF CASH FLOWS (continued)

	Six Months Ended
	June 30,
	2019	2018
Financing activities
Capital distribution	$(3,300,000)	$–
Cash used in financing activities	(3,300,000)	–
Net decrease in cash and cash equivalents and restricted cash	(5,641,120)	(2,539,772)
Cash, cash equivalents and restricted cash at beginning of period	11,401,070	11,640,308
Cash, cash equivalents and restricted cash at end of period	$5,759,950	$9,100,536

Supplemental disclosures of cash flow information:
Cash paid for Income taxes	$(76)	$(4,000)
Cash received from Associated Capital Group, Inc. for Income taxes	$781,478	$687,995

Reconciliation to cash, cash equivalents and restricted cash:
Cash and cash equivalents	$5,559,950	$8,900,536
Restricted cash: deposits from clearing organizations	200,000	200,000
Cash, cash equivalents and restricted cash	$5,759,950	$9,100,536

See accompanying notes.

A. Organization and Business Description

G.research, LLC (the “Company”) is a wholly-owned subsidiary of Institutional Services Holdings, LLC (the “Parent”), which, in turn, is a wholly-owned subsidiary of Associated Capital Group, Inc. (“AC”).  Prior to January 23, 2017, the Company was a wholly-owned subsidiary of Gabelli & Company Investment Advisers, Inc. (“GCIA”), a wholly-owned subsidiary of AC.  The Company became a subsidiary of AC effective November 30, 2015, subsequent to a spin-off transaction from GAMCO Investors, Inc. (“GBL”); it was a majority-owned subsidiary of GBL prior to that date.  The Company is a broker-dealer registered with the Securities and Exchange Commission (the “SEC”) and is regulated by the Financial Industry Regulatory Authority (“FINRA”).

The Company provides institutional investors and investment partnerships with investment research with a particular focus on small-cap and mid-cap companies to certain related parties as more fully described in Footnote D.  The team of sell-side analysts follows industry sectors on a global basis and performs fundamental security analysis using a Private Market Value (“PMV”) framework.  PMV investing is a disciplined, research-driven approach based on security analysis.  In this process, the analyst selects stocks whose intrinsic value, based on the analyst’s estimate of current asset value and future growth and earnings power, is significantly different from the public market value as reflected in the public market.  PMV is defined as the price an informed industrial buyer would be likely to pay to acquire the business.  The research focuses on company fundamentals, cash flow statistics, and catalysts that will help realize returns.

The Company generates brokerage commission revenues from securities transactions executed on an agency basis on behalf of institutional clients and mutual funds, private wealth management clients and retail customers of affiliated companies.  The Company generates revenue from syndicated underwriting activities.  It primarily participates in the offerings of certain closed-end funds advised by Gabelli Funds, LLC, a wholly-owned subsidiary of GBL.  The Company also earns investment income generated from its proprietary trading activities.

The Company acts as an introducing broker, and all securities transactions for the Company and its customers are cleared through and carried by three New York Stock Exchange (“NYSE”) member firms on a fully disclosed basis.  The Company has Proprietary Accounts of Introducing Brokers (“PAIB”) agreements with these firms. Accordingly, open customer transactions are not reflected in the accompanying Statements of Financial Condition. The Company is exposed to credit losses on these open transactions in the event of nonperformance by its customers, pursuant to conditions of its clearing agreements with its clearing brokers. This exposure is mitigated by the clearing brokers’ policy of monitoring the collateral and credit of the counterparties until the transaction is completed.
The Company’s principal market is in the United States.

B. Significant Accounting Policies

Cash and Cash Equivalents

The Company’s investment in an affiliated money market mutual fund which is invested solely in U.S. Treasuries.

Securities Owned, at Fair Value

Securities owned, at fair value, including common stocks, closed-end funds and mutual funds, are recorded at fair value with the resulting realized and unrealized gains and losses reflected in principal transactions in the Statements of Operations.  Realized gains and losses from securities transactions are recorded on the identified cost basis.  All securities transactions and transaction costs are recorded on a trade date basis.  Dividends are recorded on the ex-dividend date.  Interest income and interest expense are accrued as earned or incurred.

Fair Value of Financial Instruments

The carrying amounts of all financial instruments in the Statements of Financial Condition approximate their fair values.

The Company’s financial instruments have been categorized based upon a fair value hierarchy. The valuation process and policies reside with the financial reporting and accounting group.  The levels of the fair value hierarchy and their applicability to the Company are described below:

•	Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 1 assets include cash equivalents, common stocks, closed-end funds and mutual funds.

•
Level 2 inputs utilize inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets and inputs other than quoted prices that are observable for the asset or liability, such as interest rates and yield curves that are observable at commonly quoted intervals.

•	Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.  Investments are transferred into and out of any level at their beginning period values.

The availability of observable inputs can vary from instrument to instrument and is affected by a wide variety of factors, including, for example, the type of instrument, whether the instrument is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized as Level 3.

In the absence of a closing price, an average of the bid and ask is used.  Bid prices reflect the highest price that market participants are willing to pay for an asset.  Ask prices represent the lowest price that market participants are willing to accept for an asset.

Cash equivalents – Cash equivalents consist of an affiliated money market mutual fund, which is invested solely in U.S. Treasuries.  Cash equivalents are valued using the mutual fund’s net asset value (“NAV”) to measure fair value.  Accordingly, cash equivalents are categorized in Level 1 of the fair value hierarchy.

Securities Owned, at Fair Value – There are no securities owned as of June 30, 2019 and December 31, 2018.  During the period ended June 30, 2018 the Company held common stocks, closed-end funds and mutual funds, which were all valued using quoted prices in active markets for identical assets and were classified in level 1 of the fair value hierarchy.  As of and during the six month period ended June 30, 2019 and year ending December 31, 2018, there were no Level 2 or Level 3 securities owned.

Receivables from Affiliates/Payables to Affiliates

Receivables from affiliates consist of receivables from certain affiliates for expenses paid on their behalf.  Payables to affiliates are primarily comprised of estimated taxes due to AC.  See Notes D and H.

Revenue from Contracts with Customers

See Note C.

Principal Transactions

The Company generates realized and unrealized gains and losses from its proprietary trading activities.  Realized gains and losses from securities transactions are recorded on the identified cost basis.  All securities transactions and transaction costs are recorded on a trade date basis.

Dividends and Interest

Dividends are recorded on the ex-dividend date.  Interest income and interest expense are accrued as earned or incurred.  These amounts are not related to contracts with customers.

Depreciation

Fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives of four to seven years.

Allocated Expenses

The Company is charged or incurs certain overhead expenses that are paid by or paid on behalf of other affiliates and are included in general and administrative and occupancy and equipment expenses in the Statements of Operations.  These overhead expenses are allocated to the Company by its parent and other affiliates or allocated by the Company to other affiliates as the expenses are incurred, based upon methodologies periodically reviewed by the management of the Company and the affiliates.  In addition, GCIA and GBL serve as paymasters for the Company under compensation payment sharing agreements. This includes compensation expense and related payroll taxes and benefits which are allocated to the Company for professional staff performing duties related entirely to the Company and those compensation expenses and related payroll taxes and benefits which relate to professional staff who serve more than one entity and whose compensation is therefore allocated to the Company as well as to its affiliates. These compensation expenses are included in compensation and related costs in the Statements of Operations.

Income Taxes

A single member LLC would generally not record an income tax provision as it is disregarded as an entity for federal income tax purposes. However, the Company is a member of a tax sharing agreement among members of the AC consolidated tax group and records an income tax provision.  The Company generally settles either the benefit or expense with AC monthly, but not less than annually.  The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income tax expense/benefit in the period that includes the enactment date of the change in tax rate.  See Note H for detail on impact pertaining to the enactment of Tax Cuts and Jobs Act (the “Act”).

The Company records net deferred tax assets to the extent the Company believes these assets will more likely than not be realized. A valuation allowance would be recorded to reduce the carrying value of deferred tax assets to the amount that is more likely than not to be realized. In making such a determination of whether a valuation allowance is necessary, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. In the event the Company were to determine that the Company would be more likely than not to realize the Company’s deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the previously recorded deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with Accounting Standards Codification (“ASC”) Topic 740 on the basis of a two-step process: (1) the Company determines whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position; and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is greater than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes the accrual of interest on uncertain tax positions and penalties in income tax benefit on the Statements of Operations. Accrued interest and penalties on uncertain tax positions are included within accrued expenses and other liabilities on the Statements of Financial Condition.

Use of Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period.  Actual results could differ from those estimates.

Recent Accounting Developments

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance of the ASC. The core principle of ASU 2014-09 requires companies to recognize revenue from the transfer of goods or services to customers in amounts that reflect the consideration the company expects to receive in exchange for those goods or services. The new standard also requires expanded disclosures about revenue recognition. The new revenue standard was effective for annual fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company has adopted this ASU effective January 1, 2018 with no material impact on its financial statements other than expanded disclosure.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments–Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which amends the guidance in GAAP on the classification and measurement of financial instruments. Although the ASU retains many current requirements, it significantly revises an entity’s accounting related to (1) the classification and measurement of investments in equity securities and (2) the presentation of certain fair value changes for financial liabilities measured at fair value. The ASU also amends certain disclosure requirements associated with the fair value of financial instruments The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017. To adopt the amendments, entities were required to make a cumulative-effect adjustment to beginning retained earnings as of the beginning of the fiscal year in which the guidance is effective. The Company has adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the guidance in GAAP for the accounting for leases. ASU 2016-02 requires a lessee to recognize assets and liabilities arising from most operating leases in the Statement of Financial Condition. The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018.  The Company adopted this ASU effective January 1, 2019 with no material impact on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which adds and clarifies guidance on the classification of certain cash receipts and payments in the statement of cash flows. The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Intra-Equity Transfers of Assets Other Than Inventory, which removes the prohibition in ASC 740 against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory.  The ASU is intended to reduce the complexity of U.S. GAAP and diversity in practice related to the tax consequences of certain types of intra-entity transfers, particularly those involving intellectual property. The ASU is effective for annual periods beginning after December 15, 2017. Early adoption was permitted. The Company has evaluated this guidance and has concluded that it has no material impact on its financial statements. The Company has adopted this ASU effective January 1, 2018.

In November 2016, the FASB issued ASU 2016-18, Restricted Cash, which clarifies the classification and presentation of restricted cash in the statement of cash flows.  The new standard was effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2017.  The Company adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. This ASU adds certain disclosure requirements and modifies or eliminates requirements under current GAAP. This ASU is effective for fiscal years beginning after December 15, 2019 and early adoption is permitted. The Company has early adopted this ASU effective January 1, 2018 with no material impact on its financial statements.

C. Revenue from Contracts with Customers

Effective January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers, which provides a five-step approach to be applied to all contracts with customers and requires expanded disclosures about revenue recognition.

Significant judgments that affect the amounts and timing of revenue recognition:

The Company’s analysis of the timing of revenue recognition of each revenue stream is based on the provisions of each respective contract. Performance obligations could, however, change from time to time if and when existing contracts are modified or new contracts are entered into. These changes could potentially affect the timing of satisfaction of performance obligations, the determination of the transaction price, and the allocation of the price to performance obligations. In the case of the revenue streams discussed below, the performance obligation is satisfied either at a point in time or over time. The judgments outlined below, where the determination as to these factors is discussed in detail, are continually reviewed and monitored by the Company when new contracts or contract modifications occur. Transaction price is in all instances formulaic and not subject to significant (or any) judgment at the current time.

The Company’s assessment of the recognition of these revenues is as follows:

Revenue from contracts with customers includes commissions, fees earned from affiliated entities pursuant to research services agreements, underwriting fees and sales manager fees.

Commissions

Brokerage commissions. Acting as agent, the Company buys and sells securities on behalf of its customers.  Commissions are charged on the execution of these securities transactions made on behalf of client accounts and are based on a rate schedule. The Company recognizes commission revenue when the related securities transactions are executed on trade date. The Company believes that the performance obligation is satisfied on the trade date because that is when the underlying financial instrument or purchaser is identified, the pricing is agreed upon and the risks and rewards of ownership have been transferred to/from the customer. Commissions earned are typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Hard dollar payments. The Company provides research services to unrelated parties, for which direct payment is received.  The company may, or may not, have contracts for such services.  Where a contract for such services is in place, the contractual fee for the period is recognized ratably over the contract period, which is considered the period over which the Company satisfies its performance obligation. For payments where no research contract exists, revenue is not recognized until agreement is reached with the client at which time the performance obligation is considered to have been met. Additionally, at that time, a value is assigned to those services and an invoice is presented to the client for payment.

Commission revenues are impacted by the perceived value of the research product provided to clients, the volume of securities transactions and the acquisition or loss of new client relationships.

Fees earned from affiliated entities pursuant to research services agreements

The Company receives direct payments for research services provided to related parties pursuant to contracts. The contractual fee for the period is fixed and recognized ratably over the contract period, typically a calendar year, which is considered the period over which the Company satisfies its performance obligation. Payments for contracts with affiliated parties are collected monthly.

Underwriting fees

Underwriting fees. The Company acts as underwriter in an agent capacity.  Revenues are earned from fees arising from these offerings and the terms are set forth in contracts between the underwriters and the issuer.  The Company’s underwriting revenue is considered to be conditional revenue because it is subject to reduction to zero once the offsetting syndicate expenses have been quantified by the syndicate manager (i.e., lead underwriter) and allocated to each underwriter in proportion to their participation in the offering.  Revenue recognition is therefore delayed until it is probable that a significant reversal in the amount of revenue recognized will not occur.  That is, it is recognized only when uncertainty associated with the syndicate expenses is subsequently resolved and final settlement of syndicate accounts is effected by the syndicate manager.  Payment is typically received from the syndicate manager within ninety days after settlement date.

Selling concessions. The Company participates as a member of the selling group of underwritten equity offerings and receives compensation based on the difference between what its clients pay for the securities sold to its institutional clients and what the issuer receives. The terms of the selling concessions are set forth in contracts between the Company and the underwriter. Revenue is recognized on the trade date (the date on which the Company purchases the securities from the issuer) for the portion the Company is contracted to buy.  The company believes that the trade date is the appropriate point in time to recognize revenue for securities underwriting transactions as there are no significant actions the Company needs to take subsequent to this date, and the issuer obtains the control and benefit of the capital markets offering at this point. Selling concessions earned are typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Sales manager fees

The Company participates as sales manager of at-the-market offerings of certain affiliated closed-end funds and receives a tiered percentage of proceeds as stipulated in agreements between the Company, the funds and the funds’ investment adviser. The Company recognizes sales manager fees upon sale of the related closed-end funds.  Sales manager fees earned are fixed and typically collected from the clearing brokers utilized by the Company on a daily or weekly basis.

Total revenues by type were as follows for the six month periods ended June 30, 2019 and 2018:

	2019	2018
Commissions	$2,842,163	$2,559,331
Hard dollar payments	197,148	430,138
	3,039,311	2,989,469

Research services	752,500	1,266,000
Underwriting fees	94,176	88,081
Sales manager fees	122,571	–
Commissions	$4,008,558	$4,343,550

D. Related Party Transactions

At June 30, 2019 and December 31, 2018, the Company had an investment of $5,552,831 and $11,147,234, respectively, in The Gabelli U.S. Treasury Money Market Fund advised by Gabelli Funds, LLC, which is an affiliate of the Company.  The amount is recorded in cash and cash equivalents in the Statements of Financial Condition.  Income earned from this investment totaled $112,499 and $155,513 in 2019 and 2018, respectively, and is included in dividends and interest revenues in the Statements of Operations.

During the six months ended June 30, 2019 and 2018, the Company earned $2,287,479 and $1,772,095, respectively, or approximately 75% and 59%, respectively, of its commission revenue from transactions executed on behalf of funds advised by Gabelli Funds, LLC and private wealth management clients advised by GAMCO Asset Management Inc., a wholly-owned subsidiary of GBL, respectively.

GAMCO Asset Management Inc. and Gabelli Funds, LLC paid $375,000 and $377,500, respectively, to the Company pursuant to research services agreements (see Note C) for the six months ended June 30, 2019 and $626,000 and $640,000, respectively, for the six months ended June 30, 2018.

Effective February 1, 2019, the Company amended its existing research service agreements with two wholly-owned subsidiaries of GBL, GAMCO Asset Management, Inc. and Gabelli Funds, LLC, whereby each entity shall pay $62,500 per month for research services provided.  On October 10, 2019 these agreements have been terminated effective January 1, 2020.

The Company had investments in a mutual fund and closed-end funds advised by Gabelli Funds, LLC and an   investment in GBL stock during 2018.  Dividend income earned from these affiliated investments totaled $799,927 for the six months ended June 30, 2018 and is included in dividends and interest revenues in the Statements of Operations. The Company also recorded related investment losses of $7,505,326 for the six months ended June 30, 2018 which are included in principal transactions in the Statements of Operations.

The Company participated as agent in the secondary offerings of the GAMCO Global Gold, Natural Resources & Income Trust (“GGN”).  Pursuant to sales agreements between the parties, the Company earned sales manager fees related to this offering of $122,571 during the six months ending June 30, 2019.  None were earned during the same prior year period.  Sales manager fees are separately disclosed in the Statements of Operations.

The Company pays AC a management fee equal to 20% of the Company’s year-to-date pretax profits before consideration of this fee.  During the six month periods ended June 30, 2019 and 2018, the Company did not pay AC this fee as there were no pretax profits.

The Company also pays to or receives from AC the amount of its portion of the current tax expense or benefit as part of a tax sharing agreement.  During 2018, with respect to the tax amount resulting from the exchange of GBL stock, AC paid the Company $814,310.  See Note H for details.

In June 2016, AC entered into a sublease agreement with GBL which is subject to annual renewal. AC allocates this expense to the Company based on the percentage of square footage occupied by the Company’s employees (including pro rata allocation of common space).  Pursuant to the sublease, AC and its subsidiaries shall pay a monthly fixed lease amount for the twelve month contractual period.  For the six month periods ended June 30, 2019 and 2018, the Company paid $165,756 and $158,858 respectively, under the sublease agreement, respectively.  These amounts are included within occupancy and equipment expenses on the Statements of Operations.

Commencing April 1, 2019, AC extended its existing lease agreement with GBL on a month-to-month basis.

E. Securities Owned, at Fair Value

There were no securities owned at June 30, 2019 and December 31, 2018.

F. Fair Value

The following tables present information about the Company’s assets and liabilities by major category measured at fair value on a recurring basis as of June 30, 2019 and December 31, 2018 and indicates the fair value hierarchy of the valuation techniques utilized by the Company to determine such fair value:

Assets Measured at Fair Value on a Recurring Basis as of June 30, 2019:

	June 30, 2019
	Quoted Prices in Active	Significant Other	Significant
	Markets for Identical	Observable	Unobservable
Assets	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)	Total
Cash equivalents	$5,552,831	$–	$–	$5,552,831
Total assets at fair value	$5,552,831	$–	$–	$5,552,831

There were no transfers between any Levels during the six months ended June 30, 2019.

Assets Measured at Fair Value on a Recurring Basis as of December 31, 2018:

	December 31, 2018
	Quoted Prices in Active	Significant Other	Significant
	Markets for Identical	Observable	Unobservable
Assets	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)	Total
Cash equivalents	$11,147,234	$–	$–	$11,147,234
Total assets at fair value	$11,147,234	$–	$–	$11,147,234

There were no transfers between any Levels during the year ended December 31, 2018.

G. Retirement Plan

The Company participates in GBL’s incentive savings plan (the “Plan”), covering substantially all employees. Company contributions to the Plan are determined annually by management of the Company and AC’s Board of Directors but may not exceed the amount permitted as a deductible expense under the Internal Revenue Code.  Amounts expensed for allocated contributions to this Plan amounted to approximately $8,873 in 2019 and are recorded as compensation and related costs in the Statements of Operations.

H. Income Taxes

The Company’s operations are included in the consolidated U.S. federal and certain state and local income tax returns of AC.  The Company’s federal and certain state and local income taxes are calculated as if the Company filed on a separate return basis, and the amount of current tax or benefit is either remitted to or received from AC using a benefits for loss approach such that net operating loss (or other tax attribute) is characterized as realized by the Company when those tax attributes are utilized in the consolidated tax return of AC.  This is the case even if the Company would not otherwise have realized those tax attributes. As such, the Company has concluded that it is more likely than not that the net deferred tax assets of $273,009 are realizable as of December 31, 2018 and no valuation allowance is required.

During the six months ended June 30, 2018, for certain states in which the Company files separate returns, the Company recorded deferred tax assets of approximately $79,000 relating to net operating losses.  The Company concluded that it is not more likely than not that the benefit from these separate state net operating loss carryforwards will be realized and has provided a valuation allowance for the full amount of the related deferred tax assets.

Income tax benefit for the six month periods ended June 30, 2019 and 2018 consisted of:

	2019	2018
Federal:
Current	$(704,048)	$(575,598)
Deferred	241,505	(1,428,185)
State and local:
Current	(88,778)	(118,289)
Deferred	38,715	(272,905)
Total	$(512,606)	$(2,394,977)

A reconciliation of the federal statutory rate to the effective tax rate for the six month periods ended June 30, 2019 and 2018 is set forth below:

	2019	2018
Statutory Federal income tax rate	21.0%	21.0%
State income tax, net of Federal benefit	1.5	3.2
Dividends received deduction	–	0.3
Other	(0.7)	–
Effective income tax rate	21.8%	24.5%

As of June 30, 2019, the Company did not have any unrecognized tax benefits which relate to uncertain tax positions.  As of December 31, 2018, the Company’s gross unrecognized tax benefits which relate to uncertain tax positions were $5,688 of which $4,494, if recognized, would affect the Company’s effective tax rate. The Company continues to recognize both interest and penalties with respect to unrecognized tax benefits as income tax expense.  The Company had accrued a liability of $3,071 for interest and penalties as of December 31, 2018.  These amounts are included in accrued expenses and other liabilities on the Statements of Financial Condition.

Significant components of our deferred tax assets and liabilities as of June 30, 2019 and December 31, 2018 are as follows:

	2019	2018
Deferred tax assets:
Securities owned	$–	$–
Compensation	–	282,423
Fixed assets	–	–
	–	282,423
Deferred tax liabilities:
Fixed assets	(7,212)	(9,414)
Other	(710)	–
	(7,922)	(9,414)
Net deferred tax assets/(liabilities)	$(7,922)	$273,009

As of June 30, 2019 and December 31, 2018, management has not identified any potential subsequent events that could have a significant impact on unrecognized tax benefits within the next twelve months.  The Company remains subject to income tax examination by the IRS for years 2017 and 2018 and state examinations for years after 2011.

I.  Earnings per Share

Basic earnings per share is computed by dividing net income/(loss) attributable to our member by the weighted average number of shares outstanding during the period.

There were no dilutive shares outstanding during the periods.

The computations of basic and diluted net loss per share are as follows (in thousands, except per share data) for the six month periods ended June 30, 2019 and 2018:

	2019	2018
Basic:
Net loss attributable to G.research, LLC’s member	$(1,840,041)	$(7,375,853)
Weighted average shares outstanding	200	200
Basic net loss attributable to G.research, LLC’s member per share	$(9,200)	$(36,879)

Diluted:
Net loss attributable to G.research, LLC’s member	$(1,840,041)	$(7,375,853)

Weighted average share outstanding	200	200
Total	200	200
Diluted net loss attributable to G.research, LLC’s member per share	$(9,200)	$(36,879)

J. Member’s Capital

AC made capital contributions to the Parent, which in turn made capital contributions to the Company on February 8, 2017 and November 29, 2017 totaling $10,000,000 and $103,119,604, respectively.

The Company returned capital to the Parent on December 3, 2018 totaling $85,606,259 in the form of securities with a fair value of $80,877,637 and a tax receivable settlement of $4,728,622.

During June 2019 the Company made a return of capital distribution to the Parent in the amount of $3,300,000.

K. Guarantees, Contingencies, and Commitments

The Company has agreed to indemnify its clearing brokers for losses they may sustain from the customer accounts that trade on margin introduced by the Company. At June 30, 2019 and 2018, the total amount of customer balances subject to indemnification (i.e., unsecured margin debits) was immaterial.  The Company also has entered into arrangements with various other third parties, many of which provide for indemnification of the third parties against losses, costs, claims and liabilities arising from the performance of the Company’s obligations under the agreements. The Company has had no claims or payments pursuant to these or prior agreements, and management believes the likelihood of a claim being made is remote, and therefore, an accrual has not been made in the financial statements.

From time to time, the Company is named in legal actions and proceedings.  These actions may seek substantial or indeterminate compensatory as well as punitive damages or injunctive relief.  The Company is also subject to governmental or regulatory examinations or investigations.  The examinations or investigations could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief.  The Company cannot predict the ultimate outcome of such matters.  The financial statements include the necessary provisions for losses that the Company believes are probable and estimable.  Furthermore, the Company evaluates whether there exists losses which may be reasonably possible and, if material, makes the necessary disclosures.  Such amounts, both those that are probable and those that are reasonably possible, are not considered material to the Company’s financial condition, operations or cash flows.

L. Net Capital Requirements

As a registered broker-dealer, the Company is subject to the SEC Uniform Net Capital Rule 15c3-1 (the “Rule”), which specifies, among other requirements, minimum net capital requirements for registered broker-dealers. The Company computes its net capital under the alternative method as permitted by the Rule, which requires that minimum   net capital be the greater of $250,000 or 2% of the aggregate debit items in the reserve formula for those broker-dealers subject to Rule 15c3-3. The Company is exempt from Rule 15c3-3 pursuant to paragraph (k)(2)(ii) of that rule which exempts all customer transactions cleared through another broker-dealer on a fully disclosed basis. In addition, our assets at the clearing broker-dealer are treated as allowable assets for net capital purposes as we have in place PAIB agreements pursuant to Rule 15c3-3.  These requirements also provide that equity capital may not be withdrawn, advances to affiliates may not be made or cash dividends paid if certain minimum net capital requirements are not met.  The Company had net capital, as defined, of $4,344,087 and $9,093,349, exceeding the required amount of $250,000 by $4,094,087 and $8,843,349 at June 30, 2019 and December 31, 2018, respectively.

M. Subsequent Events

The Company has evaluated subsequent events for adjustment to or disclosure in the financial statements through November 1, 2019, the date of this report and the Company has not identified any subsequent events, not otherwise reported in these financial statements or the notes thereto, that required recognition or additional disclosures in the financial statements except for the following:

On October 28, 2019 the Parent made a cash contribution of $300,000 to the Company.

On October 31, 2019 Morgan Group Holding Co., an entity under common control with AC’s majority shareholder, acquired the Company in exchange for 50 million shares of Morgan Group Holding Co. common stock.

In October 2019, the research service agreements between the Company and two wholly-owned subsidiaries of GBL, GAMCO Asset Management, Inc. and Gabelli Funds, LLC, was agreed to be terminated effective January 1, 2020.  Additionally, compensation and other related costs are expected to decrease.